CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	30,263,158	$19.00	$575,000,002	$74,636

(1)	Includes 3,947,368 shares of Common Stock that may be purchased by the underwriters pursuant to their option to purchase additional shares.
(2)

Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-236348).

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236348

Prospectus Supplement

(To prospectus dated February 10, 2020)

26,315,790 Shares

Common Stock

We are offering 26,315,790 shares of our common stock in this offering.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MRNA.” On February 11, 2020, the last reported sale price of our common stock was $21.35 per share.

See “Risk Factors” on page S-31 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, to read more about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$19.00	$500,000,010
Underwriting discount(1)	$0.8075	$21,250,000
Proceeds, before expenses, to us	$18.1925	$478,750,010

(1)	We refer you to “Underwriting” beginning on page S-52 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters an option to purchase up to 3,947,368 additional shares of our common stock at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on February 14, 2020.

Goldman Sachs & Co. LLC	Morgan Stanley

Piper Sandler	Barclays

Needham & Company	Oddo BHF	Oppenheimer & Co.	Chardan	Roth Capital Partners

Prospectus Supplement dated February 11, 2020.

PROSPECTUS SUPPLEMENT

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement or in any free writing prospectuses we have prepared. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise stated, when used in this prospectus supplement or the accompanying prospectus, the terms “Moderna,” “we,” “our” and “us” refer to Moderna, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.modernatx.com. Our website and the information contained therein or connected thereto are not a part of this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part, and are not incorporated by reference in this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-38753) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus supplement and the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019, as amended on April 25, 2019;

•

Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, filed with the SEC on May 9, 2019, June  30, 2019, filed with the SEC on August 8, 2019 and September  30, 2019, filed with the SEC on November 6, 2019;

•

Current Reports on Form 8-K, filed with the SEC on January 18, 2019, January 22, 2019, May 8, 2019, June 27, 2019, December  11, 2019 and February 3, 2020 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 15, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 4, 2018, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Moderna, Inc.

200 Technology Square

Cambridge, MA 02139

(617) 714-6500

Attention: Corporate Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, those described under “Risk Factors” and include, among other things:

•	the offering and our anticipated use of proceeds from this offering;

•

the initiation, timing, progress, results, safety and efficacy, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

•	our anticipated next steps for our development candidates and investigational medicines;

•

our ability to identify research priorities and apply a risk-mitigated strategy to efficiently discover and develop development candidates and investigational medicines, including by applying learnings from one program to our other programs and from one modality to our other modalities;

•

the potential interruption of our business resulting from our work on the novel coronavirus and the risk to our platform of any vaccine developed and tested by us or the U.S. government that may be used in human trials prior to completion of complete safety or efficacy assessments;

•

our ability and the potential to successfully manufacture our drug substances, delivery vehicles, development candidates, and investigational medicines for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

•	the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and investigational medicines;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of our investigational medicines;

•	our ability to obtain and maintain regulatory approval of our investigational medicines;

•	our ability to commercialize our products, if approved;

•	the pricing and reimbursement of our investigational medicines, if approved;

•	the implementation of our business model, and strategic plans for our business, investigational medicines, and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our investigational medicines and technology;

•	estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;

•

the potential benefits of strategic collaboration agreements, our ability to enter into strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	future agreements with third parties in connection with the commercialization of our investigational medicines, if approved;

•	the size and growth potential of the markets for our investigational medicines, and our ability to serve those markets;

•	our financial performance;

•	the rate and degree of market acceptance of our investigational medicines;

•	regulatory developments in the United States and foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to produce our products or investigational medicines with advantages in turnaround times or manufacturing cost;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	the impact of laws and regulations; and

•	developments relating to our competitors and our industry.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make or enter into.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contains industry, market and competitive position data that are based on industry publications and studies conducted by third parties as well as our own internal estimates and research. These industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein or therein. This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-31 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Business

Overview

We are creating a new class of transformative medicines based on messenger RNA (“mRNA”) to improve the lives of patients. From the beginning, we designed our strategy and operations to realize the full potential value and impact of mRNA over a long time horizon across a broad array of human diseases. We built and continue to invest in a platform to advance the technological frontier of mRNA medicines. We made and continue to make forward investments in scalable infrastructure and capabilities to pursue a pipeline of potential medicines that reflect the breadth of the mRNA opportunity. Since we nominated our first program in late 2014, we and our strategic collaborators have advanced in parallel a diverse development pipeline which currently consists of 24 development candidates across our 23 programs, of which 17 have entered clinical studies and another one has an open investigational new drug application (“IND”). Our therapeutic and vaccine development programs span infectious diseases, immuno-oncology, rare diseases, autoimmune diseases and cardiovascular diseases. We have assembled an exceptional team of approximately 830 employees and have ongoing strategic alliances with leading biopharmaceutical companies, including AstraZeneca, Merck & Co., and Vertex Pharmaceuticals, as well as government-sponsored and private organizations focused on global health initiatives, including the Biomedical Advanced Research and Development Authority (“BARDA”), Defense Advanced Research Projects Agency (“DARPA”), and Bill & Melinda Gates Foundation. As of December 31, 2019, we have raised over $3.2 billion in total funding from our strategic collaborators and investors, and had estimated cash, cash equivalents and investments of approximately $1.3 billion. As we seek to unlock the inherent advantages of mRNA, we aim to address as many diseases and impact as many patients as our technology, talent and capital permit.

Our diverse pipeline comprises programs across six modalities and a broad range of therapeutic areas. A modality is a group of potential mRNA medicines with shared product features, and the associated combination of mRNA technologies, delivery technologies and manufacturing processes. Our approach is to leverage early programs within a modality to generate clinical data and insights that reduce the technology risk of subsequent programs and accelerate the expansion of the pipeline in that modality. We believe that recent positive Phase 1 data from our infectious disease vaccine portfolio, including our cytomegalovirus (“CMV”) vaccine, and chikungunya antibody program have reduced the risk of our prophylactic vaccines and systemic secreted & cell surface therapeutics modalities, which we have now designated core modalities. In these two modalities, we have brought five new development candidates forward in 2020: interleukin-2 (“IL-2”), programmed death-ligand 1 (“PD-L1”), a pediatric Respiratory Syncytial Virus (“RSV”) vaccine, an Epstein-Barr Virus (“EBV”) vaccine and a vaccine to prevent the novel coronavirus (“2019-nCoV”), as part of our mission to use our technology to advance global public health.

The following chart shows our current pipeline of 24 development candidates across our 23 programs, grouped into modalities—first the 2 core modalities where we believe we have reduced the technology risk, followed by the 4 modalities in which we are continuing to investigate the clinical use of mRNA medicines.

Modality ID # Program Indication Preclinical development Phase 1 Phase 2 Phase 3 and commercial Moderna rights Core modalities Prophylactic vaccines mRNA-1647 Cytomegalovirus (CMV) vaccine Worldwide mRNA-1893 Zika vaccine Worldwide BARDA funded mRNA-1172 Respiratory syncytial virus (RSV) vaccine Merck to pay milestones and royalties mRNA-1777 Respiratory syncytial virus (RSV) vaccine mRNA-1653 Human metapneumovirus and parainfluenza virus 3 (hMPV/PIV3) vaccine Worldwide mRNA-1345 Pediatic respiratory syncytial virus (RSV) vaccine Future respiratory combo Worldwide mRNA-1851 Influenza H7N9 vaccine Worldwide Advancing subject to outside funding mRNA-1189 Epstein-Barr virus (EBV) vaccine Worldwide mRNA-1273 Novel coronavirus (2019-nCoV) vaccine Worldwide CEPI funded Systemic secreted & cell surface therapeutics mRNA-1944 Antibody against Chikungunya virus Worldwide DARPA funded AZD7970 Relaxin Heart failure 50-50 U.S. profit sharing; AZ to pay royalties on ex-U.S. sales mRNA-3630 Exploratory modalities GAL Fabry disease Worldwide mRNA-6981 PD-L1 Autoimmune hepatitis Worldwide mRNA-6231 IL-2 Autoimmune disorders Worldwide Cancer vaccines mRNA-4157 Personalized cancer vaccine (PCV) 50-50 global profit sharing with Merck mRNA-5671 KRAS vaccine 50-50 global profit sharing with Merck Intratumoral immuno-oncology mRNA-2416 OX40L Solid tumors/lymphoma Advanced ovarian carcinoma (Ph 2 cohort) solid tumors/lymphoma ovarian Worldwide mRNA-2752 OX40L/IL-23/IL-36a (Triplet) Solid tumors/lymphoma Worldwide MEDI1191 IL-12 Solid tumors 50-50 U.S. profit sharing; AZ to pay royalties on ex-U.S. sales Localized regenerative therapeutics AZD8601 VEGF-A Myocardial ischemia AZ to pay milestones and royalties Systemic intracellular therapeutics mRNA-3704 MUT Methylmalonic Acidemia (MMA) Worldwide mRNA-3927 PCCA/PCCB Propionic Acidemia (PA) Worldwide mRNA-3283 PAH Phenylketonuria (PKU) Worldwide mRNA-3745 G6Pase Glycogen Storage Disease Type 1a (GSD1a) Worldwide

The breadth of biology addressable using mRNA technology is reflected in our current development pipeline of 23 programs. These span 28 different proteins or protein complexes: 11 different antigens (including virus-like particles) for infectious disease vaccines; two different cancer vaccines, one personalized cancer vaccine addressing neoantigens and one for a shared cancer antigen; four different immuno-modulator targets (including membrane and systemically secreted proteins) for immuno-oncology programs; one secreted, local regenerative factor for a heart failure program; five secreted or cell surface proteins of diverse biology (an antibody, an engineered protein hormone, a lysosomal enzyme, a secreted cytokine and a cell surface receptor); and four intracellular enzymes for rare disease programs. The diversity of proteins made from mRNA within our development pipeline is shown in the figure below.

Recent Developments

As a growing biotechnology company, we are actively pursuing development candidates and investigational medicines in many therapeutic areas and across a wide range of diseases. Recent key highlights to our development candidates and additions to the therapeutic areas in our pipeline are summarized below.

Core Prophylactic Vaccines Modality Updates

We continue to expand our portfolio of prophylactic vaccines, building on the clinical experience with our vaccine platform and manufacturing infrastructure.

Our portfolio strategy is built around management of biology and technology risk. We believe that the positive safety and immunogenicity data obtained from six separate Phase 1 clinical trials with our prophylactic vaccines, including the most recent results with our CMV vaccine candidate (mRNA-1647), have provided support for a reduced risk profile with respect to key aspects of our approach and technology in infectious disease vaccines. We believe the clinical data demonstrate that our proprietary vaccine technology is generally well-tolerated and can elicit durable immune responses to viral antigens. We now believe we can leverage our body of non-clinical, clinical and Chemistry, Manufacturing and Controls (“CMC”) experience from our vaccine portfolio to potentially expedite preclinical development of our novel vaccines. We have designated prophylactic vaccines as a core modality.

We also believe we have demonstrated the ability to leverage common technological and digital platforms and a flexible manufacturing infrastructure to advance a large portfolio quickly and in parallel. Therefore, consistent with our portfolio strategy, we are expanding our portfolio of vaccines against important infectious diseases.

Our three new development candidates, mRNA-1345 for the prevention of pediatric respiratory disease caused by RSV, mRNA-1189 for the prevention of EBV infection and associated diseases and mRNA-1273 for the prevention of disease caused by 2019-nCoV are shown in the infectious disease pipeline chart that follows.

Modality ID # Program Preclinical development Phase 1 Phase 2 Phase 3 and commercial Moderna rights Prophylactic vaccines mRNA-1647 Cytomegalovirus (CMV) vaccine Worldwide mRNA-1893 Zika vaccine Worldwide BARDA funded Merck to pay milestones and royalties mRNA-1172/ Merck V172 Respiratory syncytial virus (RSV) vaccine mRNA-1177 Respiratory syncytial virus (RSV) vaccine mRNA-1653 hMPV/PIV3 vaccine Phase 1 (healthy volunteers) Phase 1b (Age de-escalation) Seropositives Worldwide mRNA-1345 Pediatric respiratory syncytial virus (RSV) vaccine Future respiratory combo Worldwide mRNA-1189 Epstein-Barr virus (EBV) vaccine Worldwide mRNA-1851 Influenza H7N9 vaccine Worldwide Advancing subject to funding mRNA-1273 Novel coronavirus (2019-nCoV) vaccine Worldwide CEPI funded

We are applying our platform insights into rapid current good manufacturing practices (“cGMP”) vaccine manufacturing to the material being prepared for early clinical studies against 2019-nCoV from Wuhan, China.

Through investment in our platform and manufacturing technology, we have established the capability to design and manufacture small batches of cGMP vaccines within 60 days. This has been clinically demonstrated by our Personalized Cancer Vaccine (“PCV”) program (mRNA-4157), for which we have demonstrated the ability to manufacture and release a “custom-designed” vaccine for an individual patient within 60 days of sequencing the patient’s tumor. We believe that this capability can be applied to rapidly produce clinical supply of mRNA vaccine candidates for early clinical studies. In collaboration with the Vaccine Research Center (“VRC”) and Division of Microbiology and Infectious Diseases (“DMID”) of the National Institute of Allergy and Infectious Diseases (“NIAID”), part of the National Institutes of Health (“NIH”), as well as the Coalition for Epidemic Preparedness Innovations (“CEPI”), we are pursuing the rapid manufacture of a vaccine to address the current 2019-nCoV outbreak. 2019-nCoV was first identified in Wuhan, China on January 7, 2020. On January 13, 2020, the NIH and our infectious disease research team finalized the sequence for the 2019-nCoV vaccine and we mobilized toward clinical manufacture. As of February 7, 2020, the first clinical batch, including fill and finishing of vials, is complete. This mRNA vaccine was designed and manufactured in 25 days and is undergoing analytical testing prior to release to the NIH for use in their planned Phase 1 clinical trial in the U.S.

CMV vaccine (mRNA-1647)

Phase 1 results announced to date

We announced positive data from the second interim analysis of the Phase 1 clinical trial of mRNA-1647, which has completed enrollment and is evaluating the safety and immunogenicity of mRNA-1647 in 181 healthy adult volunteers. The clinical trial population includes those who are naïve to CMV infection (“CMV-seronegative”) and those who had previously been infected by CMV (“CMV-seropositive”). Participants were randomized to receive either placebo, or 30, 90, 180 or 300 µg of mRNA-1647 on a dosing schedule of 0, 2 and 6 months. This second planned interim analysis assessed safety and immunogenicity of the first three dose levels (30, 90, and 180 µg) at seven months (one month after the third vaccination), and the highest dose level (300 µg) at three months (one month after the second vaccination). Neutralizing antibody titers (levels of circulating antibodies that block infection) were assessed in two assays utilizing epithelial cells and fibroblasts, which measure immune response to the pentamer and gB vaccine antigens, respectively. gB antigen-specific T cell responses after the second and third vaccinations were measured in a subset of CMV-seronegative participants in the 30, 90 and 180 µg dose levels utilizing an ELISpot assay. Pentamer-specific T cell assays remain in development. Vaccine-induced neutralizing antibody responses in the CMV-seronegative group were compared to the baseline neutralizing antibody titers in the CMV-seropositive group, noting that prior maternal CMV infection is associated with an approximately 30-fold lower risk of congenital CMV infection compared to the risk in the setting of maternal primary CMV infection.

In CMV-seronegative participants at seven months (one month after the third vaccination) in the 30, 90 and 180 µg dose levels:

•	A dose-related increase in neutralizing antibody titers was observed in both epithelial cell and fibroblast assays.

•

After the third vaccination, neutralizing antibody titers against epithelial cell infection were greater than 10 times higher in the 90 and 180 µg dose levels than CMV-seropositive baseline titers at the 90 and 180 µg dose levels.

•	After the third vaccination, neutralizing antibody titers against fibroblast infection were 1.3 to 1.4 times higher than CMV-seropositive baseline titers at the 90 and 180 µg dose levels.

In CMV-seropositive participants at seven months (one month after the third vaccination) in the 30, 90 and 180 µg dose levels:

•	A dose-related increase in neutralizing antibody titers was observed in both epithelial cell and fibroblast assays.

•	The third vaccination boosted neutralizing antibody titers against epithelial cell infection to levels of 22-fold to 40-fold over baseline titers in all dose levels.

•	The third vaccination boosted neutralizing antibody titers against fibroblast infection to levels of approximately 4-fold to 6-fold over baseline titers in all dose levels.

Participants receiving 300 µg of mRNA-1647 followed through three months (one month after the second vaccination) continued to show consistent dose-dependent increases in neutralizing antibodies against epithelial cell infection and against fibroblast infection in both CMV-seronegative and CMV-seropositive groups. Safety and tolerability in participants receiving 300 µg of mRNA-1647 was comparable to that observed at the 180 µg dose level. In a subset of CMV-seronegative participants in the 30, 90 and 180 µg dose levels, gB antigen-specific T cell activation was observed at all dose levels after the second and third vaccinations.

A safety analysis indicated that the vaccine was generally well-tolerated. There were no vaccine-related serious adverse events. The most common solicited local adverse reaction (“AR”) was injection site pain. The most common solicited systemic ARs were headache, fatigue, myalgia and chills. Fever was reported in 0-55% of

CMV-seronegative treatment groups and in 8-67% of CMV-seropositive treatment groups. In general, solicited systemic ARs occurred less frequently after the third vaccination compared to the second, and were more common in the CMV-seropositive cohorts compared to the CMV-seronegative cohorts. Grade 3 solicited ARs were more common in CMV-seropositive participants, and were fatigue (0-27% of a given dose cohort), chills (0-27% of a given dose cohort) and fever (0-33% of a given dose cohort). As reported in the previous interim analysis, there was a single Grade 4 AR of an isolated lab finding of elevated partial thromboplastin time, which was elevated at baseline (Grade 1) and self-resolved on the next lab test with no associated clinical findings. Safety and tolerability data at the 300 µg dose level were generally similar to that observed at the 180 µg dose level.

Although the small sample size limits the conclusions that can be drawn from the data, the findings from this interim analysis build on an earlier interim analysis of safety and immunogenicity data through one month after the second vaccination in the 30, 90 and 180 µg dose levels. A 12-month interim analysis of safety and immunogenicity, which will report safety and immunogenicity results through six months after the third vaccination, is pending.

Phase 2 Start and Phase 3 Planning

mRNA-1647 is the first mRNA vaccine for an infectious disease to enter a Phase 2 study. The randomized, observer-blind, placebo-controlled, dose-confirmation Phase 2 study will investigate the safety and immunogenicity of mRNA-1647 in approximately 252 healthy CMV-seronegative and CMV-seropositive adult volunteers in the U.S. Participants are randomized to receive either placebo, or 50, 100, or 150 µg mRNA-1647 on a dosing schedule of 0, 2 and 6 months. The Phase 2 dose-confirmation study is enrolling well; the first cohort of participants has been fully enrolled and the second cohort is almost fully enrolled. This Phase 2 study is testing the intended Phase 3 formulation, which contains the same lipid nanoparticle (“LNP”) used in the Phase 1 study. The first interim analysis will evaluate safety and immunogenicity at three months (one month after the second vaccination) and is intended to inform Phase 3 dose selection.

We are actively preparing for a global randomized, observer-blind, placebo-controlled Phase 3 pivotal study to evaluate the efficacy of mRNA-1647 against primary CMV infection in women of childbearing age. We have solicited and received Type C meeting feedback from the U.S. Food and Drug Administration (“FDA”) on the preliminary design of the pivotal trial. We believe this can be achieved with a trial with no more than 8,000 participants and feasibility assessments of study sites has already begun across North America and Europe. The pivotal trial design will be finalized after discussion with the FDA and other global health authorities. Manufacturing and planning are already underway for the pivotal Phase 3 study, which we expect to start in 2021. Additional lot-to-lot consistency and adolescent bridging clinical trials are being planned.

Pediatric RSV vaccine (mRNA-1345): Summary

We are developing a pediatric RSV vaccine which we intend to ultimately combine with mRNA-1653, our hMPV/PIV3 vaccine, to address a wide array of viral respiratory illness in young children.

RSV is one of the most common causes of respiratory disease in infants and children under the age of five. Together with human metapneumovirus (“hMPV”) and human parainfluenza virus 3 (“PIV3”), the three viruses represent the majority of the causes of respiratory tract infections in children. To date, no vaccine to prevent any of these three infections has been approved. Our platform allows us to combine mRNAs encoding multiple antigens in one vaccine, utilizing mRNA sequences encoding for the membrane fusion (F) glycoproteins (“F proteins”) for each of the viruses. We believe we can develop a single vaccine that could protect against all three respiratory infections in young children. We intend to develop mRNA-1345 independently in early clinical development, and subsequently to evaluate its use in combination with mRNA-1653.

To date, no effective vaccine to prevent RSV has been approved, and the only approved prophylactic treatment is the monoclonal antibody (“mAb”) palivizumab, marketed as SYNAGIS in the United States for pediatric patients at high risk for RSV infection. The pediatric RSV vaccine mRNA-1345 is being developed for active immunization of young children to protect them from RSV-associated respiratory disease. Like our RSV development candidates in collaboration with Merck, mRNA-1777 and mRNA-1172 or Merck V172, the pediatric RSV vaccine mRNA-1345 encodes a membrane-anchored version of the stabilized prefusion F protein, the main target of potently neutralizing and protective antibodies. mRNA-1345 was engineered for increased expression and immunogenicity relative to mRNA-1777, and the mRNA and protein sequence of mRNA-1345 are distinctive from both mRNA-1777 and mRNA-1172 or Merck V172. The pediatric RSV vaccine mRNA-1345 is formulated in our proprietary LNP and is being developed solely by us. Under the terms of our collaboration with Merck, we retain the right to commercialize certain mRNA vaccines for the prevention of RSV infection in populations of up to 12 years of age when in combination with our hMPV and PIV3 vaccine (mRNA-1653).

Pediatric RSV vaccine (mRNA-1345): Disease overview

RSV is the leading cause of unaddressed severe lower respiratory tract disease and hospitalization in infants and young children worldwide.

RSV is a common cause of respiratory tract illness, with most children infected at least once by two years of age. The virus is transmitted primarily via contamination of environmental surfaces with infectious secretions, and symptoms typically begin within several days of exposure. The illness may manifest as wheezing, bronchiolitis, pneumonia, hospitalization or even death. In the United States, it is estimated that over two million children younger than five years of age receive medical attention and more than 86,000 are hospitalized due to RSV infection annually. Globally, it is estimated that RSV is responsible for over approximately 33 million episodes of acute lower-respiratory tract infection, 3.2 million hospitalizations and as many as 118,000 deaths per year in children younger than five years of age. Infections with RSV follow a seasonal pattern, occurring primarily in the Northern Hemisphere between the months of November and April, and primarily in the Southern Hemisphere between the months of March and October.

Pediatric RSV vaccine (mRNA-1345): Our product concept

Prevent RSV disease in young children with an improved RSV antigen and our proprietary LNP formulation in the context of a combination vaccine that prevents other viral respiratory illnesses.

The pediatric RSV vaccine mRNA-1345 encodes an engineered form of the RSV F proteins stabilized in the prefusion conformation and is formulated in our proprietary LNP. The F protein is present as a homotrimer on the surface of RSV. The prefusion conformation of the F protein interacts with a host cell membrane, and the conformational change from prefusion to postfusion drives virus fusion with a host cell. The majority of RSV-specific neutralizing antibodies in convalescent people are directed to epitopes present only on the prefusion conformation of the F protein. The prefusion state of the F protein elicits a superior neutralizing antibody response compared to the postfusion state in animal studies conducted by others. A schematic of the prefusion F protein on the surface of a host cell, with sites recognized by neutralizing antibodies, is depicted in the figure below; the inset on the left of the figure shows the intended design of the mRNA formulated in our proprietary LNP, the same LNP formulation as mRNA-1653, and the inset on the right shows the intended prefusion F protein on the surface of the cell. We believe that neutralizing antibodies elicited by mRNA-1345 may lead to an efficacious RSV vaccine in young children.

Pediatric RSV vaccine (mRNA-1345): Preclinical information

We evaluated expression and conformation of the F protein by treating cultured cells with mRNA from mRNA-1345 and measuring F protein on the cell surface using a prefusion conformation-indicating mAb called AM14. The figure below shows that prefusion F protein is detected on cells treated with mRNA-1345, and at a greater level than cells treated with mRNA-1777.

RSV-F expression by cultured cells treated with mRNA from mRNA-1345 or mRNA-1777

We have demonstrated that the pediatric RSV vaccine mRNA-1345 induces robust RSV neutralizing antibody titers in mice. For example, the left panel below shows the results of a study in which mice were immunized with different dose levels of mRNA-1345 intramuscularly on study days 1 and 21 and RSV neutralizing antibody titers were measured in serum collected on day 33. When compared to the results of a similar mouse study conducted with mRNA from mRNA-1777 formulated in the same proprietary LNP as mRNA-1345, the pediatric RSV vaccine mRNA-1345 was shown to be significantly more immunogenic. We believe we can leverage our body of non-clinical, clinical and CMC experience from our vaccine portfolio to expedite preclinical development of our pediatric RSV mRNA-1345 vaccine.

Serum neutralizing titers in mice for mRNA-1345 and for mRNA-1777 mRNA formulated in our same proprietary LNP

Clinical trials of a formalin-inactivated RSV vaccine conducted in the 1960s resulted in higher rates of severe RSV disease in vaccinated infants than in control infants, a finding referred to as vaccine enhanced respiratory disease (“ERD”). It is thought that nucleic acid-based vaccines, including mRNA, present a lower risk of ERD because of their biologic similarities with live virus. Given that the pediatric RSV vaccine mRNA-1345 is designed to enable intracellular production of prefusion F protein by a person’s own cells, we believe that it likely recapitulates the antigenic presentation and immune cell stimulation as seen with natural infection. Further, the mRNA-1777 RSV vaccine did not predispose for ERD in a cotton rat RSV model. To provide further confirmation that the pediatric RSV vaccine mRNA-1345 does not present a risk for ERD, additional preclinical studies will be conducted prior to clinical development of mRNA-1345 in RSV seronegative children or infants.

Pediatric RSV vaccine (mRNA-1345): Clinical plan

We plan to conduct a Phase 1 dose-ranging safety and immunogenicity trial for mRNA-1345 in healthy adults and proceed to RSV-seropositive children after a review of the adult data. Following the assessment of the results of this Phase 1 study and potential future dose-ranging studies in younger RSV-seronegative children, we plan to evaluate the timeline for the combination of mRNA-1345 with mRNA-1653, our hMPV/PIV3 vaccine, for further development as a combination RSV/hMPV/PIV3 vaccine.

Epstein-Barr Virus vaccine (mRNA-1189): Summary

Our EBV vaccine seeks to prevent the development of infectious mononucleosis and EBV infection.

EBV, a member of the herpesvirus family that includes CMV, infects approximately 90% of people by adulthood, with primary infection typically occurring during childhood and late adolescence (approximately 50% and 89% seropositivity, respectively) in the U.S. EBV is the major cause of infectious mononucleosis (“IM”) in the U.S., accounting for over 90% of the approximately 1-2 million cases of IM in the U.S. each year. IM can debilitate patients for weeks to months and, in some cases, can lead to hospitalization and splenic rupture. EBV infection is associated with the development and progression of certain lymphoproliferative disorders, cancers, and autoimmune diseases. In particular, EBV infection and IM are associated with increased risk of developing multiple sclerosis (“MS”), an autoimmune disease of the central nervous system. There is no approved vaccine or effective treatment for EBV. Similar to CMV, EBV has lytic and latent stages in its lifecycle and contains on its surface (envelope) multiple glycoproteins and glycoprotein complexes (gp350, gH/gL, gH/gL/gp42 and gB) that mediate virus entry and infection in different cell types. EBV gp350 mediates attachment to B cells through binding to the complement receptor 2 (“CR2”), followed by binding of the viral gH/gL/gp42 complex to human leukocyte antigen (“HLA”) class II. Infection of epithelial cells instead requires binding of gH/gL to a different set of receptors. For both B cell and epithelial cell entry, binding of an EBV gH/gL complex to a cell-specific receptor leads to activation of gB, which in turn facilitates virus-cell-membrane fusion and infection. gH/gL and gB comprise the core viral-fusion machinery conserved across all herpesviruses.

Similar to our CMV vaccine (mRNA-1647) product concept, we used our platform to generate an mRNA vaccine containing five mRNAs encoding for gp350, gB, gH, gL, and gp42, which are expressed in their native membrane-bound conformation for recognition by the immune system. We have observed preclinical immunogenicity in the form of high and durable levels of antigen-specific antibodies against both B cell and epithelial cell infection in mice and in non-human primates (“NHPs”). We intend to conduct a Phase 1 trial to test the safety and immunogenicity of the vaccine to understand its potential to prevent primary infection, and prevent IM following EBV infection, in seronegative adults.

Epstein-Barr Virus: Disease overview

EBV is the major cause (approximately 90%) of IM and has been associated with the development of a range of malignancies and autoimmune disorders.

EBV is a common herpesvirus that is spread through bodily fluids, most commonly saliva, and is contracted primarily by young children and adolescents. Adolescents and young adults seroconvert at high rates, particularly in college-aged populations (approximately 10-25% per year) resulting a seroprevalence of approximately 90% by the age of 20. After primary infection, the virus establishes latency and persists in that state for life in most infected individuals. The virus can reactivate intermittently over time even in immunocompetent hosts. The virus usually infects resting B cells in the oropharynx or epithelial cells, which line the mucosal surfaces of the body and in turn infect B cells. B cells disseminate systemically and act as a reservoir for latent virus. Primary infection can cause IM in 35% to 75% of instances, depending on age, and is characterized by symptoms requiring physician visits, including sore throat, lymph node swelling, fever, body aches and fatigue, often resulting in months of missed work and school for patients and caregivers.

There is currently no approved vaccine against EBV, but the potential of gp350 alone to reduce the rate of IM has already been clinically demonstrated. An experimental vaccine, developed by others, consisting of adjuvanted recombinant gp350 protein led to a reduction in the incidence of IM in 78% of the participants in a Phase 2 study of 181 healthy volunteers between the ages of 16-25. However, there was no significant difference between groups in protection against asymptomatic EBV infection. We believe that the addition of gH/gL and gB has the potential to provide protection against epithelial cell infection. We believe the immune response against gp350, gH/gL or gB has the potential to provide B cell protection, which may be further enhanced by the inclusion of gp42. By preventing infection in epithelial cells and B cells, this mRNA vaccine has the potential not only to significantly reduce the rate of IM, but also to prevent EBV infection.

EBV infection is associated with increased risk of developing certain cancers and multiple sclerosis. In Western industrialized countries, EBV is implicated in the development of post-transplant lymphoproliferative disorder conditions as well as multiple cancers, including Hodgkin’s lymphoma. Additionally, in those seropositive for EBV, development of infectious mononucleosis is associated with a greater than 2-fold increased relative lifetime risk of developing multiple sclerosis. In East Asia, EBV is associated with 80-99% of nasopharyngeal carcinomas that arise. In Africa, EBV is implicated in the development of approximately 95% of cases of endemic Burkitt’s lymphoma. Together, approximately 1.5% of worldwide cancer deaths are attributable to EBV-associated malignancies.

EBV vaccine (mRNA-1189): Our product concept

We are developing a vaccine with multiple antigens designed to prevent development of infectious mononucleosis and EBV infections.

Similar to our CMV vaccine (mRNA-1647) product concept, we believe that an effective EBV vaccine must generate an immune response to antigens that are required for viral entry in most of the susceptible cell types. We have thus designed our EBV vaccine, mRNA-1189, to elicit an immune response to EBV envelope glycoproteins gp350 as well as gB, gp42, and the gH/gL complex, which are required for infection of both epithelial and B cells. mRNA-1189 contains five mRNAs encoding the viral proteins gp350, gB, gp42, gH, and gL encapsulated in our proprietary LNPs. Proteins translated from our mRNA will be displayed on the cell surface in their native conformation, stimulating the production of neutralizing antibodies. By training the immune system to recognize and neutralize the machinery used to infect B and epithelial cells, we believe that our vaccine has the potential to prevent EBV primary infection and therefore the development of IM. Further, in the long-run, should our EBV vaccine be approved, we may pursue post-marketing and population studies to potentially evaluate its impact on other EBV-associated diseases. Our EBV vaccine utilizes the same proprietary platform technology as our CMV vaccine (mRNA-1647), which was generally well-tolerated and demonstrated durable neutralizing antibody titers higher than those measured in CMV-seropositive patients following up to three doses of mRNA-1647 in our Phase 1 trial.

EBV vaccine (mRNA-1189): Preclinical information

We have demonstrated the ability to induce antibodies against EBV antigens required for viral entry into B cells and epithelial cells.

Naïve Balb/c mice were given two doses of a vaccine against EBV antigens in combination approximately four weeks apart. Antibody titers against viral proteins involved in epithelial cell entry (gH/gL and gB) or B cell entry (gp350, gH/gL and gB) were measured in peripheral blood at day 57. Results shown here represent five animals per group and demonstrate high levels of antigen-specific immunoglobulin G (“IgG”) as compared to negative controls.

Day 57 post-vaccination

EBV vaccine (mRNA-1189): Clinical plan

We are planning a Phase 1 clinical trial to test the safety and immunogenicity of mRNA-1189 in seronegative adults.

We intend to conduct a Phase 1 trial to test the safety and immunogenicity of the vaccine to understand its potential to prevent primary infection, and prevent IM following EBV infection, in seronegative adults.

2019-nCoV vaccine (mRNA-1273): Summary

In collaboration with the NIH and CEPI we are rapidly developing a vaccine to address the 2019-nCoV outbreak.

In collaboration with the NIH and CEPI, we are applying our platform for rapid vaccine design and manufacture to produce a vaccine against 2019-nCoV in response to the currently emerging outbreak. 2019-nCoV is a novel coronavirus that has infected thousands of people since identification on January 7, 2020, spreading to multiple continents. In collaboration with the VRC, we are developing an mRNA-based vaccine designed to express the coronavirus Spike (S) protein based on the genomic sequence of 2019-nCoV. On January 13, 2020, the NIH and our infectious disease research team finalized the sequence for the 2019-nCoV vaccine and we mobilized toward clinical manufacture. As of February 7, 2020, the first clinical batch, including fill and finishing of vials, is complete. This mRNA vaccine was designed and manufactured in 25 days and is undergoing analytical testing prior to release to the NIH for use in their planned Phase 1 clinical trial in the U.S.

2019-nCoV: Disease overview

2019-nCoV is a novel coronavirus with demonstrated animal-to-human and human-to-human transmission that has spread rapidly from China to multiple continents.

Coronaviruses are a family of viruses that can lead to respiratory illness, including Middle East Respiratory Syndrome (“MERS”) and Severe Acute Respiratory Syndrome (“SARS”). Coronaviruses are transmitted between animals and people and can evolve into strains not previously identified in humans. On January 7, 2020, 2019-nCoV was identified as the cause of pneumonia cases in Wuhan, China, and additional cases have been found in a growing number of countries.

Estimates from the World Health Organization as of February 9, 2020 indicate that there are approximately 37,000 confirmed cases in over 25 countries and over 800 deaths worldwide. The suspected number of infections is likely to be substantially higher. It is important to note that there is not yet a good understanding of the rate of asymptomatic infection. Currently, there are no approved vaccines specific to 2019-nCoV.

2019-nCoV vaccine (mRNA-1273): Our product concept

We are developing a vaccine against the Spike protein complex to prevent 2019-nCoV infection.

In collaboration with the VRC, we have selected the viral Spike protein as the antigen for our 2019-nCoV vaccine (mRNA-1273). Our vaccine includes mRNA encoding the Spike protein, which we believe will form a homotrimeric complex on the cell surface as it does when expressed on the surface of coronavirus particles. The Spike protein complex is necessary for membrane fusion and host cell infection and has been the target of experimental vaccines against the coronaviruses responsible for MERS and SARS. We are leveraging our manufacturing platform to respond rapidly to the ongoing public health crisis.

2019-nCoV vaccine (mRNA-1273): Representative preclinical information regarding a related coronavirus, MERS

We have demonstrated the ability to induce neutralizing antibodies that confer protection against viral challenge with a related coronavirus, MERS.

We have begun evaluating our 2019-nCoV vaccine construct in animal models, with further testing of the clinical batch expected shortly. In an existing collaboration with the VRC to develop a vaccine against MERS, we designed an mRNA-based vaccine targeting the prefusion-stabilized Spike protein.

In preclinical studies to assess the immunogenicity of the potential vaccine against MERS, rabbits were dosed with either one or two doses of vaccine (one dose plus a booster at day 21) and then challenged with MERS virus at day 42. At day 46, MERS viral load was measured in the throat and nose, and via bronchoalveolar lavage (“BAL”). We observed induction of neutralizing antibodies which were sufficient to affect an approximately 3-log reduction in viral titers in the nose, and approximately 4-log reduction in viral titers detected from BAL. Viral titers in the throat were reduced to the lower limit of detection.

MERS neutralizing antibody titer	MERS viral load Day 46 (4 days post-challenge)

Other Prophylactic and Global Health Vaccine Program Updates

•	hMPV/PIV3 vaccine (mRNA-1653): The first participant in the Phase 1b age de-escalation study of hMPV/PIV3 vaccine (mRNA-1653) has been dosed.

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RSV vaccine (mRNA-1172 or Merck V172): We and Merck conducted a Phase 1 clinical trial for Merck’s first RSV vaccine candidate (mRNA-1777). Merck is now conducting a Phase 1 clinical trial for a follow-on development candidate (mRNA-1172 or Merck V172), which demonstrated enhanced potency over mRNA-1777 in preclinical studies.

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Zika virus (mRNA-1893): The 10 µg, 30 µg and 100 µg cohorts in the Phase 1 study of mRNA-1893 have been fully enrolled. This development candidate is being developed in collaboration with BARDA within the Office of the Assistant Secretary for Preparedness and Response at the U.S. Department of Health and Human Services under a $125 million contract.

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Our global public health portfolio is focused on epidemic and pandemic diseases in which funding has been sought from government and non-profit organizations. Given current funding and priorities, the influenza H10N8 vaccine (mRNA-1440) and chikungunya vaccine (mRNA-1388) are being deprioritized at this time and removed from the active pipeline, contingent upon future funding. Discussions on funding the influenza H7N9 vaccine (mRNA-1851) through approval are ongoing.

Core Systemic Secreted & Cell Surface Therapeutics Modality Updates

We changed the name of the systemic secreted therapeutics modality to the systemic secreted & cell surface therapeutics modality. Like our prophylactic vaccine modality, we have designated this as a core modality based on the Phase 1 clinical data we have reported, specifically in our antibody against the chikungunya virus (mRNA-1944) program.

Autoimmune Therapeutic Area (mRNA-6981 and mRNA-6231) Introduction

Our company strategy continues to be to invest in our platform technology and scalable infrastructure to pursue a pipeline of potential medicines that reflect the breadth of the mRNA opportunity. In January 2020, we announced the entry into a fifth therapeutic area, autoimmune diseases, building on the clinical validation of the systemic delivery of mRNA provided by the Phase 1 clinical proof of concept of the chikungunya antibody program. Autoimmune diseases are characterized by immune activation in response to antigens normally present in the body, reflecting a loss of tolerance. Within this therapeutic area, we are developing two potential medicines, mRNA-6981 and mRNA-6231, designed to engage peripheral tolerance pathways to dampen autoimmune activation and help restore immune homeostasis, thereby reducing autoimmune pathology. In this modality, mRNA is delivered systemically to create proteins that are either secreted or expressed on the cell surface.

Our approach to the treatment of autoimmune diseases is to leverage mechanisms of peripheral tolerance to modulate the immune system’s reaction to self-antigens.

Scientific and technical advances enable our expansion into new therapeutic areas, the latest of which is autoimmune disease. Autoimmune diseases are defined by pathology resulting from an adaptive immune response against an antigen or antigens normally present within the body. Pathology is present in a variety of organs across autoimmune diseases such as rheumatoid arthritis, systemic lupus erythematosus, inflammatory bowel disease, psoriasis, type 1 diabetes, multiple sclerosis, autoimmune hepatitis and related disorders such as graft vs host disease. Autoimmune diseases affect millions of patients worldwide, many of whose disease is not well-controlled by existing treatment options, and represent billions of dollars in healthcare costs.

In healthy people, autoimmune reactions are prevented or controlled by mechanisms of tolerance. Lymphocytes (e.g., T and B cells) that are reactive against self-antigens are deleted during development, thus establishing central tolerance. Central tolerance is not completely protective, and so other mechanisms, collectively known as peripheral tolerance, act on any self-reactive lymphocytes that escape central tolerance to control potential autoimmune pathology. These mechanisms of peripheral tolerance include induction of a reversible state of cellular non-responsiveness in self-reactive cells called anergy, and expression of inhibitory receptors or cytokines by other cells, such as dendritic cells, macrophages, and regulatory T cells (“Tregs”). The immune system works constantly to maintain balance between a state of immune activation and immune tolerance, sometimes called homeostasis. We are developing two potential medicines we believe have the potential to engage peripheral tolerance mechanisms to dampen autoimmune activation and help restore immune homeostasis. PD-L1 (mRNA-6981) aims to induce the expression of this inhibitory receptor on myeloid cells, and IL-2 (mRNA-6231) aims to preferentially increase the number of Tregs.

PD-L1 (mRNA-6981): Mechanistic overview

PD-L1 is a co-inhibitory receptor that can induce anergy in programmed cell death protein 1 (“PD-1”)-expressing T cells.

Antigen presenting cells, such as dendritic cells, form stable cell-cell junctions with T and B cells, called immune synapses, to communicate in three ways: Signal 1 (antigen presentation and recognition), Signal 2 (co-stimulatory signals to activate the cell) and Signal 3 (cytokines, chemokines, and certain metabolites to activate, repress, or modulate the immune response). When immune synapses occur in the context of high levels of co-inhibition, such as high levels of PD-L1 expressed on antigen presenting cells, this may result in the induction of peripheral regulatory T cells, induction of a reversible non-responsive state called anergy, or death of autoreactive lymphocytes due to removal of critical survival signals. Given their role in adaptive immune responses and their involvement in autoimmune disorders, dendritic cells and other myeloid populations have become a target of recent immunotherapies.

The PD-L1/PD-1 pathway has a critical function in immune regulation and promotes development and function of Tregs. PD-L1 is a transmembrane protein expressed on antigen presenting cells, such as dendritic cells and macrophages, activated T cells, B cells, and monocytes as well as peripheral tissues. Its cognate receptor, PD-1, is a co-inhibitory transmembrane protein expressed on T cells, B cells, natural killer cells and thymocytes. Engagement of PD-1 to PD-L1 results in decreased IL-2 production and glucose metabolism, with continued engagement leading to induction of T cell anergy or conversion of naïve cells into peripheral regulatory T cells. Engagement of PD-L1 with PD-1 also inhibits T cell proliferation, cytotoxic activity and cytokine production, and suppresses the reactivation of previously activated T effector cells.

Preclinical mouse models deficient in PD-1 spontaneously develop a variety of autoimmune diseases such as arthritis, myocarditis, lupus-like glomerulonephritis and type 1 diabetes, demonstrating the critical role of the PD-L1/PD-1 interaction in maintaining tolerance to self-antigens. Additionally, treatment of cancer patients with PD-1 or PD-L1 inhibitors sometimes results in immune-related adverse events, including the development of hepatitis, dermatitis and colitis, demonstrating the role of PD-1/PD-L1 in human autoimmune reactions.

We believe our PD-L1 therapy may augment PD-L1 expression on cell types similar to those that endogenously express it, and by reducing immune activation, potentially reduce the clinical manifestations of a variety of autoimmune diseases.

PD-L1 (mRNA-6981): Our product concept

We intend to induce expression of PD-L1 on myeloid cells to send a tolerizing signal to immune cells in their environment in order to treat autoimmune diseases.

Our intent is to use our platform to influence myeloid cells, including dendritic cells, to provide additional co-inhibitory signals by augmenting endogenous expression of PD-L1. We believe that this tolerizing signal to lymphocytes may limit autoreactivity in the context of ongoing autoimmune pathology without severe and global suppression of the immune system. Given that our platform allows us to modify myeloid cells in situ, our approach to the creation of a tolerogenic environment may provide unique benefits in treating autoimmune diseases by seeking to restore immune homeostasis. We believe the platform technologies used have already been substantially validated in humans; mRNA-6981 employs the same delivery technology used in clinical trials for our chikungunya antibody therapeutic, mRNA-1944. Results with mRNA-1944 demonstrate predictable dose-dependent pharmacology that translated effectively from preclinical species into humans.

PD-L1 (mRNA-6981): Preclinical information

We have observed disease modification in a range of preclinical models.

We have investigated the effect of mRNA-6981 in multiple disease models. In one example we evaluated mRNA-6981 in a rat model of arthritis. Animals were given a single injection of chicken collagen type II in incomplete Freund’s adjuvant in order to induce chronic arthritis-like symptoms. mRNA-6981 was dosed subcutaneously at four times per week and compared to a negative PBS control and a positive control of daily high dose dexamethasone (Dex). Arthritis-like symptoms included paw swelling and joint rigidity, which were scored as a proxy for disease severity. Compared to animals treated with PBS, animals treated with PD-L1 mRNA presented with consistently less severe disease similar to animals treated daily with dexamethasone for at least three weeks.

Collagen-Induced Arthritis model

We have investigated mRNA-6981 in a range of other preclinical models of autoimmune and related diseases, including type 1 diabetes, colitis and graft-versus-host disease, and observed disease-modifying activity.

PD-L1 (mRNA-6981): Clinical plan

We are planning a Phase 1 clinical trial for patients with type 1 autoimmune hepatitis (“AIH”).

AIH is an autoimmune condition involving inflammation in the liver, which over time can lead to cirrhosis and liver failure. Type 1 AIH is characterized by a specific autoantibody profile and afflicts more than 75,000 patients in the U.S. Type 1 AIH is typically treated with steroids and azathioprine but some patients either do not respond to these treatments or are unable to tolerate them and are therefore in need of alternatives. A specific role for PD-L1 therapy in treating type 1 AIH is supported by clinical observations in cancer patients receiving PD-1/PD-L1 checkpoint inhibitor treatment: a noted adverse event is the development of AIH, which responds to discontinuation of checkpoint inhibitor therapy and treatment with corticosteroids. Checkpoint inhibitor-induced AIH has an identical histological and clinical manifestation compared to non-drug induced type 1 AIH. We believe that mRNA-6981 may provide benefit to type 1 AIH patients by increasing PD-L1 expression and plan to pursue proof-of-concept in type 1 AIH as a first step to addressing a range of autoimmune indications. We are planning a clinical trial to evaluate the safety, tolerability, pharmacology, and duration of the effect of mRNA-6981 in type 1 AIH patients refractory or intolerant to the standard of care.

IL-2 Mutein (mRNA-6231): Mechanistic overview

IL-2 is a critical cytokine for Treg activation and expansion.

Cytokines are potent modulators of the immune system, directing function and homeostasis. IL-2 is critically important to T cell survival and function. IL-2 acts through a receptor complex that can be dimeric, IL-2Rß (“CD122”) plus the common g chain (“CD132”), or trimeric, which is formed through the addition of IL-2Rα (“CD25”) to the dimeric form. The trimeric form has 10-fold to 100-fold greater affinity for IL-2. Under low or homeostatic IL-2 conditions, those cells which preferentially express the trimeric IL-2R, such as Tregs and very recently activated effector T cells, are activated. Conversely, those cells that express the dimeric form, such as naïve or antigen-experienced cytotoxic T cells and natural killer cells (“NK cells”), are only activated by much higher concentrations of IL-2. Tregs play an obligate role in maintaining peripheral tolerance through the control of effector T cell responses, and several strategies are being developed to exploit IL-2 to treat autoimmune disease by selectively enhancing Treg function. These include recombinant protein forms of IL-2/mAb complexes, IL-2 Muteins and low-dose IL-2.

IL-2 Mutein (mRNA-6231): Our product concept

We intend to utilize subcutaneous mRNA administration to produce a version of IL-2 that is potentially longer acting and more selective for the trimeric IL-2 receptor (“IL-2R”) in order to treat autoimmune diseases.

IL-2-based therapeutics are being clinically evaluated for a wide range of immune-mediated disorders, including rheumatoid arthritis, systemic lupus erythematosus, graft versus host disease, inflammatory bowel diseases, and autoimmune hepatitis. We believe that our platform can be exploited to produce a modified IL-2 for the treatment of autoimmune conditions. Our modified IL-2 is engineered with mutations that selectively decrease binding to the dimeric IL-2 receptor present on CD4+ and CD8+ T effector cells and NK cells, and increase reliance upon CD25 of the trimeric IL-2 receptor complex to trigger the signaling cascade in regulatory T cells. Our modified IL-2 is also expressed as a fusion protein to extend its half-life in the serum. This will be the first demonstration of subcutaneous administration of the delivery technology used in clinical trials for our chikungunya antibody therapeutic, mRNA-1944.

IL-2 Mutein (mRNA-6231): Preclinical information

We have observed preferential expansion of Tregs in non-human primates.

Preclinical work has been conducted using mouse homologs as well as cynomolgus monkeys. In one example, monkeys were dosed subcutaneously with a single dose of mRNA-6231 and T cells in the peripheral blood were monitored on days 1, 3, 5, 8, and 14. The percentage of Tregs (CD4+ T cells that were also FoxP3+) increased about 12-fold (average across N=4 animals) at their maximum (day 8 post-dosing). Conversely, the percentage of activated CD8+ conventional T cells (that co-express CD25) did not significantly increase over baseline at any time during the monitoring period, illustrating the preferential expansion of Tregs by the IL-2 Mutein.

IL-2 Mutein (mRNA-6231): Clinical plan

We are planning a Phase 1 clinical trial in normal healthy volunteers to assess safety, tolerability, pharmacokinetics and pharmacodynamics.

We plan to conduct a Phase 1 dose escalation study of mRNA-6231 in adult healthy volunteers. The objectives of this study are to evaluate the safety and tolerability of mRNA-6231, to assess the pharmacodynamic response through Treg selective expansion, activation and duration, and to characterize the pharmacokinetic profile of mRNA-6231 in expressing IL-2 in the serum following subcutaneous administration.

Other Program Updates in Our Core Systemic Secreted & Cell Surface Therapeutics Modality

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Antibody against the chikungunya virus (mRNA-1944): We recently announced positive interim data from the first analysis of safety and activity in the Phase 1 study evaluating escalating doses of mRNA-1944 administered via intravenous (“IV”) infusion in healthy adults. At all dose levels tested (0.1, 0.3 and 0.6 mg/kg), all participants exceeded the levels of antibody expected to be protective against chikungunya infection (> 1 µg/mL) following a single dose, with the middle and high doses projected to maintain antibody levels above protective levels for at least 16 weeks as shown in the graph below. The average serum antibody level was quantified at various time points to demonstrate a half-life of 62 days. No significant adverse events were observed at the low and middle doses; infusion-related adverse events were observed at the high dose, which resolved spontaneously without treatment. These results mark the first systemic mRNA therapeutic to show production of therapeutic levels of a secreted protein in humans, which we believe demonstrates predictable translation from preclinical species. mRNA-1944 uses the same proprietary LNP delivery technology as the systemic intracellular therapeutic targeting MMA and PA. Dosing of a cohort at 0.6 mg/kg with steroid premedication has been completed. Dosing of an additional cohort with two doses of 0.3 mg/kg (without steroid premedication) given one week apart is planned. No further dose escalation beyond 0.6 mg/kg is planned.

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Relaxin (AZD7970): Partnered with AstraZeneca, AZD7970 is in preclinical development for the treatment of heart failure. Under the terms of the collaboration, AstraZeneca would sponsor the Phase 1 trial to assess safety, tolerability and duration of systemic exposure to the Relaxin protein.

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Fabry disease (mRNA-3630): Individuals with Fabry disease have a deficiency in the α-GAL enzyme resulting in a reduced or complete inability to metabolize glycosphingolipids in lysosomes. mRNA-3630 aims to instruct cells to produce α-GAL both locally in multiple affected tissues, and to secrete it into circulation from organs such as the liver for delivery to distal tissues. mRNA-3630 is in preclinical development.

Pipeline Updates in Exploratory Modalities

Cancer Vaccines

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PCV (mRNA-4157): The randomized Phase 2 study investigating a 1 mg dose of mRNA-4157 in combination with Merck’s pembrolizumab (KEYTRUDA), compared to pembrolizumab alone, for the adjuvant treatment of high-risk resected melanoma is ongoing. The Phase 1 study is ongoing.

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KRAS vaccine (mRNA-5671 or V941): The Phase 1 open-label, multi-center study to evaluate the safety and tolerability of mRNA-5671 both as a monotherapy and in combination with pembrolizumab, led by Merck, is ongoing.

Intratumoral Immuno-oncology

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OX40L (mRNA-2416): The first patient has been dosed in the dose escalation cohort of mRNA-2416 in combination with durvalumab (IMFINZI). The Company has removed the top dose of 8 mg in this cohort based on limitations due to the size of ovarian lesions.

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OX40L/IL-23/IL-36g (“Triplet”) (mRNA-2752): The Phase 1 trial evaluating mRNA-2752 as a single agent and in combination with durvalumab in patients with advanced solid tumor malignancies and lymphoma is ongoing. mRNA-2752 is an investigational mRNA immuno-oncology therapy that encodes a novel combination of three immunomodulators.

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IL-12 (MEDI1191): The Phase 1 open-label, multi-center study of intratumoral injections of MEDI1191 alone and in combination with durvalumab in patients with advanced solid tumors, led by AstraZeneca, is ongoing. MEDI1191 is an mRNA encoding for IL-12, a potent immunomodulatory cytokine.

Systemic Intracellular Therapeutics

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Methylmalonic acidemia (“MMA”) (mRNA-3704): mRNA-3704 has an open IND and has received Rare Pediatric Disease Designation, Orphan Drug Designation and Fast Track Designation from the FDA, as well as Orphan Disease status from the EMA. The first patient has been enrolled in the Phase 1/2 study evaluating the safety and tolerability of escalating doses of mRNA-3704 adminstered via IV infusion in patients with isolated MMA due to methylmalonyl-CoA mutase (“MUT”) deficiency and has entered an observational period prior to treatment, which evaluates patients’ baseline disease prior to starting the treatment period. This is our first rare disease program to begin clinical trial enrollment. The Phase 1/2 open-label, dose escalation study is actively recruiting patients for the first cohort at U.S. sites following a protocol amendment expanding the eligibility criteria to patients 8 years and older for the first cohort. The Company is planning to initiate several sites outside the U.S. and recently received Medicines and Healthcare Products Regulatory Agency (“MHRA”) approval in the U.K. The objectives of this study are to evaluate safety and tolerability, assess the pharmacodynamic response and characterize the pharmacokinetic profile of mRNA-3704. The mRNA-3704 program uses the same LNP formulation as mRNA-1944.

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Propionic acidemia (“PA”) (mRNA-3927): mRNA-3927 has an open IND and has received Rare Pediatric Disease Designation, Orphan Drug Designation and Fast Track Designation from the FDA, as well as Orphan Disease status from the EMA. Study start-up in the U.S. is ongoing for the open-label, multi-center Phase 1/2 study of multiple ascending doses of mRNA-3927 in primarily pediatric patients with PA. The objectives of this study are to evaluate the safety and tolerability of mRNA-3927 administered via IV infusion, assess the pharmacodynamic response as assessed by changes in plasma biomarkers and characterize the pharmacokinetic profile of mRNA-3927. The mRNA-3927 program uses the same LNP formulation as mRNA-1944.

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MMA and PA Natural History Study (“MaP”): This is a global, multi-center, non-interventional study for patients with confirmed diagnosis of MMA due to MUT deficiency or PA and is designed to identify and correlate clinical and biomarker endpoints for these disorders. Enrollment in the study has been completed.

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Phenylketonuria (“PKU”) (mRNA-3283): Individuals with PKU have a deficiency in phenylalanine hydroxylase (“PAH”) resulting in a reduced or complete inability to metabolize the essential amino acid phenylalanine into tyrosine. mRNA-3283 encodes human PAH to restore the deficient or defective intracellular enzyme activity in patients with PKU. mRNA-3283 is in preclinical development.

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Glycogen storage disease type 1a (“GSD1a”) (mRNA-3745): Individuals with GSD1a have a deficiency in glucose-6-phosphatase resulting in pathological blood glucose imbalance. mRNA-3745 is an IV-administered mRNA encoding human G6Pase enzyme, designed to restore deficient or defective intracellular enzyme activity in patients with GSD1a. mRNA-3745 is in preclinical development.

Preliminary Financial Update

We estimate that as of December 31, 2019, we had approximately $1.3 billion in cash, cash equivalents and investments. This amount is a preliminary figure that has been prepared by and is the responsibility of Moderna’s management. Ernst & Young LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to this preliminary financial data, and therefore does not express an opinion or any other form of assurance with respect thereto.

Company Information

We were incorporated under the laws of the State of Delaware on July 22, 2016. We are the successor in interest to Moderna LLC, a limited liability company formed under the laws of the State of Delaware in 2013. Moderna LLC was the successor in interest to Moderna Therapeutics, Inc., a Delaware corporation incorporated in 2009 as Newco LS18, Inc. by Flagship Pioneering. In August 2018, we changed our name from Moderna Therapeutics, Inc. to Moderna, Inc. Our principal corporate office is located at 200 Technology Square, Cambridge, MA 02139, and our telephone number is (617) 714-6500. Our website address is modernatx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The trademarks, trade names and services marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THE OFFERING

Common stock offered by us	26,315,790 shares of common stock

Common stock outstanding following the offering	358,810,567 shares of common stock (or 362,757,935 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full)

Underwriters’ option to purchase additional shares of common stock	We have granted the underwriters an option to purchase up to an additional 3,947,368 shares of common stock at the public offering price less the underwriting discount. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $478.1 million (or approximately $549.9 million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and estimated offering expenses.

We intend to use the net proceeds from this offering (i) to fund clinical development and drug discovery in existing and new therapeutic areas, (ii) to fund further development of our mRNA technology platform and the creation of new modalities; and (iii) the remainder to fund working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-31 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Select Market symbol	“MRNA”

The number of shares of common stock to be outstanding after the offering is based on 332,516,341 shares outstanding as of September 30, 2019, of which 21,564 shares are subject to service-based vesting conditions and a right of repurchase by us pursuant to a restriction agreement between us and the holder of such shares, and excludes:

•	24,449,929 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2019, at a weighted average exercise price of $9.64 per share;

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1,659,187 shares of common stock issuable upon the vesting and settlement of restricted stock units that were outstanding as of September 30, 2019, of which 444,373 restricted stock units were vested as of September 30, 2019 but did not settle in common stock until December 6, 2019;

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18,077,748 shares of our common stock reserved for future issuance under our 2018 Stock Option and Incentive Plan (the “2018 Stock Plan”) as of September 30, 2019, plus any future increases in the number of shares of common stock reserved for issuance under the 2018 Stock Plan pursuant to the evergreen provision of the 2018 Stock Plan; and

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810,000 shares of our common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan (the “ESPP”), as of September 30, 2019, plus any future increases in the number of shares of common stock reserved for issuance under the ESPP pursuant to the evergreen provision of the ESPP.

Unless otherwise indicated, all information in this prospectus reflects or assumes the following:

•	no exercise by the underwriters of their option to purchase up to 3,947,368 additional shares of common stock in this offering; and

•	no exercise of stock options after September 30, 2019.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as well as other information in this prospectus supplement and the documents incorporated by reference herein before deciding whether to invest in our securities. Such risks and uncertainties and those discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks related to our business and creating a new class of medicines

Our pursuit of mRNA-1273, a potential vaccine for the novel coronavirus (“2019-nCoV”), is at an early stage. We have not previously tested our rapid response capability and may be unable to produce a vaccine that successfully treats the virus in a timely manner, if at all.

In response to the global outbreak of coronavirus, we are pursuing the rapid manufacture of mRNA-1273 in collaboration with the Vaccine Research Center and Division of Microbiology and Infectious Diseases of the National Institute of Allergy and Infectious Diseases (“NIAID”), part of the National Institutes of Health. The Coalition for Epidemic Preparedness Innovations (“CEPI”) has agreed to fund the manufacture of the preliminary clinical batches of the vaccine, and NIAID plans to conduct Investigational New Drug (“IND”)-enabling studies and use such clinical batches to run a Phase 1 clinical study in the United States. Our development of the vaccine is in early stages, and we may be unable to produce a vaccine that successfully treats the virus in a timely manner, if at all. Additionally, our ability to develop an effective vaccine depends on the success of our rapid response capability, which we have not previously tested and which will need to be funded by third parties in order to enable us to have sufficient capacity to respond to a global health challenge. If the outbreak is effectively contained or the risk of coronavirus infection is diminished or eliminated before we can successfully develop and manufacture mRNA-1273, NIAID or CEPI could de-prioritize their support for the development of our vaccine. We are also committing financial resources and personnel to the development of mRNA-1273 which may cause delays in or otherwise negatively impact our other development programs, despite uncertainties surrounding the longevity and extent of coronavirus as a global health concern. Our business could be negatively impacted by our allocation of significant resources to a global health threat that is unpredictable and could rapidly dissipate or against which our vaccine, if developed, may not be partially or fully effective. In addition, another party may be successful in producing a more efficacious vaccine or other treatment for 2019-nCoV which may also lead to the diversion of governmental and quasi-governmental funding away from us and toward other companies.

If we are successful in producing a vaccine against the 2019-nCoV, we may need to devote significant resources to its scale-up and development including for use by the U.S. government.

In the event that the Phase 1 clinical trials for mRNA-1273 that are to be conducted by NIAID are perceived to be successful, we may need to work toward the large scale technical development, manufacturing scale-up and larger scale deployment of this potential vaccine through a variety of U.S. government mechanisms such as an Expanded Access Program or an Emergency Use Authorization program. In this case we may need to divert significant resources to this program, which would require diversion of resources from our other programs. In addition, since the path to licensure of any vaccine against 2019-nCoV is unclear, if use of the vaccine is mandated by the U.S. government, we may have a widely used vaccine in circulation in the United States or another country prior to our full validation of the overall long term safety and efficacy profile of our mRNA platform and technology. Unexpected safety issues in these circumstances could lead to significant reputational damage for Moderna and our technology platform going forward and other issues, including delays in our other programs, the need for re-design of our clinical trials and the need for significant additional financial resources.

Our quarterly and annual operating results may fluctuate in the future. As a result, we may fail to meet or exceed the expectations of research analysts or investors, which could cause our stock price to decline and negatively impact our financing or funding ability as well as negatively impact our ability to exist as a standalone company.

Our financial condition and operating results have varied in the past and will continue to fluctuate from quarter-to-quarter and year-to-year in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following, as well as other factors described elsewhere, or incorporated by reference, in this prospectus supplement:

•	delays or failures in advancement of existing or future development candidates into the clinic or investigational medicines in clinical trials;

•	the feasibility of developing, manufacturing, and commercializing our programs;

•	our ability to manage our growth;

•	the outcomes of research programs, clinical trials, or other product development or approval processes conducted by us and our strategic collaborators;

•	our ability to develop or successfully commercialize mRNA medicines;

•	the ability of our strategic collaborators to develop and successfully commercialize mRNA medicines or other products developed from our intellectual property (“IP”);

•	our relationships, and any associated exclusivity terms, with strategic collaborators;

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our contractual or other obligations to provide resources to fund our development candidates and investigational medicines, and to provide resources to our strategic collaborators or to the strategic alliances themselves;

•	our operation in a net loss position for the foreseeable future;

•	risks associated with the international aspects of our business including the conduct of clinical trials in multiple locations and potential commercialization in such locations;

•	our ability to consistently manufacture our development candidates and investigational medicines;

•	our ability to accurately report our financial results in a timely manner;

•	our dependence on, and the need to attract and retain, key management and other personnel;

•	our ability to obtain, protect, and enforce our IP rights;

•	our ability to prevent the theft or misappropriation of our IP, know-how, or technologies;

•	advantages that our competitors and potential competitors may have in securing funding, obtaining the rights to critical IP or developing competing technologies or products;

•	our ability to obtain additional capital that may be necessary to expand our business;

•	our strategic collaborators’ ability to obtain additional capital that may be necessary to develop and commercialize products under our strategic alliance agreements;

•	business interruptions such as power outages, strikes, acts of terrorism, or natural disasters; and

•	our ability to use our net operating loss carryforwards to offset future taxable income.

Due to the various factors mentioned herein, and others, the results of any of our prior quarterly or annual periods should not be relied upon as indications of our future operating performance.

The net losses we incur may fluctuate significantly from quarter-to-quarter and year-to-year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance.

In any particular quarter or quarters, our operating results could be below the expectations of securities analysts or investors, which could cause our stock price to decline. We do not control the timing of disclosure of any such milestones related to any of our programs that are managed by our strategic collaborators. Any disclosure by our strategic collaborators or competitors of data or other events that are perceived as negative, whether or not such data are related to other data that we or others release, may have a material adverse impact on our stock price or overall valuation. Our stock price may decline as a result of unexpected clinical trial results in one or more of our programs, including adverse safety events reported for any of our programs.

A breakthrough therapy designation or fast track designation by the U.S. Food and Drug Administration (“FDA”) for a drug may not lead to a faster development or regulatory review or approval process, and it would not increase the likelihood that the drug will receive marketing approval.

We may seek a breakthrough therapy designation for one or more of our investigational medicines. A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drugs that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by the FDA are also eligible for priority review if supported by clinical data at the time of the submission of the biologics license application (“BLA”).

Designation as a breakthrough therapy is at the discretion of the FDA. Accordingly, even if we believe that one of our investigational medicines meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a breakthrough therapy designation for a drug may not result in a faster development process, review, or approval compared to drugs considered for approval under conventional FDA procedures and it would not assure ultimate approval by the FDA. Even if we are successful in obtaining accelerated approval in the US or under comparable pathways in other jurisdictions, we may face requirements and limitations that will adversely affect our prospects. For example, we may be approved only for a very limited indication, we may not successfully complete required post-approval trials, such trials may not confirm the clinical benefit of our drug, or approval of the drug may be withdrawn. In addition, even if one or more of our investigational medicines qualify as breakthrough therapies, the FDA may later decide that the investigational medicine no longer meets the conditions for qualification or it may decide that the time period for FDA review or approval will not be shortened.

We have received Fast Track Designation for some of our investigational medicines and may seek Fast Track Designation for others. If a therapy is intended for the treatment of a serious or life-threatening condition and the therapy demonstrates the potential to address significant unmet medical needs for this condition, the drug sponsor may apply for Fast Track Designation. The FDA has broad discretion whether or not to grant this designation, and even if we believe a particular investigational medicine is eligible for this designation, we cannot assure you that the FDA would decide to grant it. Even if we do receive Fast Track Designation, we may not experience a faster development process, review, or approval compared to conventional FDA procedures. The FDA may withdraw Fast Track Designation if it believes that the designation is no longer supported by data from our clinical development program. Fast Track Designation alone does not guarantee qualification for the FDA’s priority review procedures.

We may experience delays in identifying and enrolling participants in our clinical trials which would delay the progress of our investigational medicines and result in increased expenses.

We depend on enrollment of participants in our clinical trials for our investigational medicines. We may find it difficult to enroll trial participants in our clinical studies, which could delay or prevent clinical studies of our investigational medicines. Identifying and qualifying trial participants to participate in clinical studies of our investigational medicines is critical to our success. The timing of our clinical studies depends on the speed at which we can recruit trial participants to participate in testing our investigational medicines. Delays in enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect our ability to advance the development of our investigational medicines. If trial participants are unwilling to participate in our studies because of negative publicity from adverse events in our trials or other trials of similar products, or those related to specific therapeutic area, or for other reasons, including competitive clinical studies for similar patient populations, the timeline for recruiting trial participants, conducting studies, and obtaining regulatory approval of potential products may be delayed. These delays could result in increased costs, delays in advancing our product development, delays in testing the effectiveness of our product, or termination of the clinical studies altogether.

We may not be able to identify, recruit, and enroll a sufficient number of trial participants, or those with required or desired characteristics to achieve diversity in a study, to complete our clinical studies in a timely manner. Patient and subject enrollment is affected by factors including:

•	severity of the disease under investigation;

•	complexity and design of the study protocol;

•	size of the patient population;

•	eligibility criteria for the study in question, including age-based eligibility criteria limiting subject enrollment to adolescent or pediatric populations;

•	proximity and availability of clinical study sites for prospective trial participants;

•	availability of competing therapies and clinical studies, including between our own clinical trials;

•	efforts to facilitate timely enrollment in clinical studies;

•	patient referral practices of physicians;

•	ability to monitor trial participants adequately during and after treatment;

•	ability to recruit clinical trial investigators with the appropriate competencies and experience;

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clinicians’ and trial participants’ perceptions as to the potential advantages and side effects of the investigational medicine being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating;

•	the need, in the case of our personalized cancer vaccine, to wait for the manufacture of the personalized drug product; and

•	our ability to obtain and maintain participant informed consent.

In addition, our clinical trials will compete with other clinical trials for investigational medicines that are in the same therapeutic areas as our investigational medicines, and this competition will reduce the number and types of trial participants available to us, because some trial participants who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by a third party. Since the number of qualified clinical investigators is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of trial participants who are available for our clinical trials at such clinical trial sites. Moreover, because in some cases our investigational medicines represent a departure from more traditional methods for disease treatment and prevention, potential trial participants and their doctors may be inclined to use conventional therapies or other new therapies rather than enroll trial participants in any future clinical trial involving mRNA investigational medicines. Additionally, if new investigational medicines, such as gene editing therapies, show encouraging results, potential trial participants and their doctors may be inclined to enroll trial participants in clinical trials using those investigational medicines. If such new investigational medicines show discouraging results or other adverse safety indications, potential trial participants and their doctors may be less inclined to enroll trial participants in our clinical trials. We also have entered into strategic alliances under which our strategic collaborators control the development of certain of our investigational medicines, which may provide us limited or no ability to influence the enrollment rate of our clinical trials.

Even if we are able to enroll trial participants, there is no guarantee that they will ultimately be dosed as part of, or complete, a clinical trial. For example, although we have announced that the first patient has been enrolled in the Phase 1/2 study of mRNA-3704 in patients with isolated methylmalonic acidemia (MMA) due to MUT deficiency, there is no guarantee that this patient will ultimately be dosed as part of, or complete, the Phase 1/2 study.

Our investigational medicines are inherently sensitive to shipping and storage conditions, which, in some cases, requires cold-chain logistics and could subject our investigational medicines to risk of loss or damage.

Our investigational medicines are sensitive to temperature, storage, and handling conditions. Loss in investigational medicines could occur if the product or product intermediates are not stored or handled properly. Shelf life for our investigational medicines may vary by product and is not fully quantified and is expected to be variable, and it is possible that our investigational medicines could be lost due to expiration prior to use. Cold-chain logistics are required for certain of our investigational medicines. If we do not effectively maintain our cold-chain supply logistics, then we may experience an unusual number of returned or out of date products.

Failure to effectively maintain our cold-chain supply logistics, by us or third parties, has in the past and could in the future lead to additional manufacturing costs and delays in our ability to supply required quantities for clinical trials or otherwise.

Our reliance on government funding and collaboration from government and quasi-governmental entities for certain of our programs adds uncertainty to our research and development efforts with respect to those programs and may impose requirements that increase the costs of development, commercialization and production of any programs developed under those government-funded programs.

The development of each of our Zika vaccine (mRNA-1893), our antibody against Chikungunya virus (mRNA-1944), and our Chikungunya vaccine (mRNA-1388) are currently being funded through subcontracts with funding from either the Biomedical Advanced Research and Development Authority (“BARDA”) or Defense Advanced Research Projects Agency (“DARPA”). Our coronavirus vaccine (mRNA-1273) is being developed in collaboration with NIAID, and NIAID plans to conduct IND-enabling studies and a Phase 1 clinical study of the 2019-nCoV vaccine (mRNA-1273) in the United States. CEPI has agreed to fund the manufacture of the preliminary clinical batches of mRNA-1273. Contracts and grants funded by the U.S. government and its agencies, including our agreements funded by BARDA and DARPA and our collaboration with NIAID, include provisions that reflect the government’s substantial rights and remedies, many of which are not typically found in commercial contracts, including powers of the government to:

•	terminate agreements, in whole or in part, for any reason or no reason;

•	reduce or modify the government’s obligations under such agreements without the consent of the other party;

•	claim rights, including IP rights, in products and data developed under such agreements;

•	audit contract-related costs and fees, including allocated indirect costs;

•	suspend the contractor or grantee from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

•	impose U.S. manufacturing requirements for products that embody inventions conceived or first reduced to practice under such agreements;

•	suspend or debar the contractor or grantee from doing future business with the government;

•	control and potentially prohibit the export of products;

•	pursue criminal or civil remedies under the False Claims Act, False Statements Act, and similar remedy provisions specific to government agreements; and

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limit the government’s financial liability to amounts appropriated by the U.S. Congress on a fiscal-year basis, thereby leaving some uncertainty about the future availability of funding for a program even after it has been funded for an initial period.

We may not have the right to prohibit the U.S. government from using certain technologies developed by us, and we may not be able to prohibit third-party companies, including our competitors, from using those technologies in providing products and services to the U.S. government. The U.S. government generally takes the position that it has the right to royalty-free use of technologies that are developed under U.S. government contracts.

In addition, government contracts and grants, and subcontracts and subawards awarded in the performance of those contracts and grants, normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized accounting systems unique to government contracts and grants;

•	mandatory financial audits and potential liability for price adjustments or recoupment of government funds after such funds have been spent;

•	public disclosures of certain contract and grant information, which may enable competitors to gain insights into our research program; and

•	mandatory socioeconomic compliance requirements, including labor standards, non-discrimination, and affirmative action programs, and environmental compliance requirements.

As an organization, we are relatively new to government contracting and new to the regulatory compliance obligations that such contracting entails. If we fail to maintain compliance with those obligations, we may be subject to potential liability and to termination of our contracts.

As a U.S. government contractor, we are subject to financial audits and other reviews by the U.S. government of our costs and performance on their contracts, as well as our accounting and general business practices related to these contracts. Based on the results of its audits, the government may adjust our contract-related costs and fees, including allocated indirect costs. Although adjustments arising from government audits and reviews have not had a material adverse impact on our financial condition or results of operations in the past, we cannot assure you that future audits and reviews will not have those effects.

CEPI is a global organization that has publicly stated its intent to work with multiple global organizations on potential vaccines and therapies targeting the novel coronavirus, including other companies working on mRNA based approaches. There is a possibility that our confidential information may become exposed to others during this process, including the details and timing of our vaccine efforts.

The insurance coverage and reimbursement status of newly-approved products, particularly in a new class of medicines, is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford expensive treatments such as the medicines that we hope to develop and sell. In addition, because our personalized cancer vaccine and intratumoral immuno-oncology investigational medicines represent new approaches to the treatment of cancer, we cannot accurately estimate how these products would be priced, whether reimbursement could be obtained, or any potential revenue. Sales of our investigational medicines will depend substantially, both domestically and abroad, on the extent to which the costs of our investigational medicines will be paid by health maintenance, managed care, pharmacy benefit, and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers, and other third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our investigational medicines. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment in any of our products.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products, including genetic medicines. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services (“HHS”), as CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare. Private payors tend to follow CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for novel products such as ours. Reimbursement agencies in Europe may be more conservative than CMS. For example, a number of cancer drugs have been approved for reimbursement in the United States and have not been approved for reimbursement in certain European countries.

Outside the United States, certain countries, including a number of member states of the EU, set prices and reimbursement for pharmaceutical products, or medicinal products, as they are commonly referred to in the EU, with limited participation from the marketing authorization holders. We cannot be sure that such prices and reimbursement will be acceptable to us or our strategic collaborators. If the regulatory authorities in these foreign jurisdictions set prices or reimbursement levels that are not commercially attractive for us or our strategic collaborators, our revenues from sales by us or our strategic collaborators, and the potential profitability of our drug products, in those countries would be negatively affected. An increasing number of countries are taking initiatives to attempt to reduce large budget deficits by focusing cost-cutting efforts on pharmaceuticals for their state-run healthcare systems. These international price control efforts have impacted all regions of the world, but have been most drastic in the EU. Additionally, some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then may experience delays in the reimbursement approval of our product or be subject to price regulations that would delay our commercial launch of the product, possibly for lengthy time periods, which could negatively impact the revenues we are able to generate from the sale of the product in that particular country.

Moreover, increasing efforts by governmental and third-party payors, in the United States and abroad, to cap or reduce healthcare costs may cause such organizations to limit both coverage and level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our investigational medicines. For example, the U.S. government recently released a “Blueprint”, or plan, to reduce the cost of drugs. This Blueprint contains certain measures that the HHS is already working to implement. For example, in May 2019, CMS issued a final rule that amends the Medicare Advantage and Medicare Part D prescription drug benefit regulations to reduce out of pocket costs for plan enrollees and allow Medicare plans to negotiate lower rates for certain drugs. Among other things, the final rule now allows Medicare Advantage plans to use pre-authorization and step therapy (“ST”), for six protected classes of drugs and, with certain exceptions, permit plans to implement pre-authorization and ST in Medicare Part B drugs. For example, on November 30, 2018, CMS announced a proposed rule that would amend the Medicare Advantage and Medicare Part D prescription drug benefit regulations to reduce out of pocket costs for plan enrollees and allow Medicare plans to negotiate lower rates for certain drugs. Among other things, the proposed rule changes would allow Medicare Advantage plans to use pre-authorization and ST, for six protected classes of drugs and, with certain exceptions, permit plans to implement pre-authorization and ST in Medicare Part B drugs; and change the definition of “negotiated prices” as well as add a definition of “price concession” in the regulations. It is unclear whether these proposed changes will be accepted. At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, or restrictions on certain product access, and marketing cost disclosure and transparency measures, which, in some cases, are designed to encourage importation from other countries and bulk purchasing.

We expect to experience pricing pressures in connection with the sale of any of our investigational medicines, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Healthcare legislative reform discourse and potential or enacted measures may have a material adverse impact on our business and results of operations and legislative or political discussions surrounding the desire for and implementation of pricing reforms may adversely impact our business.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Affordable Care Act (the “ACA”) was passed, which substantially changes the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The ACA, among other things, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs, and promoted a new Medicare Part D coverage gap discount program. Considerable uncertainty remains regarding the implementation and impact of the ACA.

Some of the provisions of the ACA have yet to be fully implemented, while certain provisions have been subject to judicial, executive and Congressional challenges. The Tax Cuts and Jobs Act of 2017 (the “TCJA”) includes a provision that reduced to $0, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate portion of the ACA is an essential and inseverable feature of the ACA, and therefore because the mandate was repealed as part of the Tax Cuts and Jobs Act, the remaining provisions of the ACA, including the BPCIA, are invalid as well. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals held that the individual mandate is unconstitutional, and remanded the case to the lower court to reconsider its earlier invalidation of the full ACA Pending review, the ACA remains in effect, but it is unclear at this time what effect the latest ruling will have on the status of the ACA.

CMS has recently proposed regulations that would give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces. Further, on October 13, 2017, an Executive Order was signed terminating the cost-sharing reduction (“CSR”) subsidies that reimburse insurers under the ACA. The loss of the CSR payments is expected to increase premiums on certain policies issued by qualified health plans under the ACA. The loss of the cost share reduction payments is expected to increase premiums on certain policies issued by qualified health plans under the ACA. Further, on June 14, 2018, the U.S. Court of Appeals for the Federal Circuit ruled that the federal government was not required to pay more than $12.0 billion in ACA risk corridor payments to third-party payors who argued the payments were owed to them. On December 10, 2019, the U.S. Supreme Court heard arguments in Moda Health Plan, Inc. v. United States, which will determine whether the government must make risk corridor payments. The Supreme Court’s decision will be released in the coming months. The effects of this gap in reimbursement on third-party payors, the viability of the ACA marketplace, providers, and potentially our business, are not yet known.

Another Executive Order was signed directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal burden on states or a cost, fee, tax, penalty, or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. With the current presidential administration and the U.S. Congress, there may be additional administrative or legislative changes, including modification, repeal, or replacement of all, or certain provisions of, the ACA. However, it remains to be seen whether new legislation modifying the ACA will be enacted and, if so, precisely what the new legislation will provide, when it will be enacted and what impact it will have on the availability of healthcare and containing or lowering the cost of healthcare. The implications of a potential repeal or replacement of the ACA, for our and our strategic collaborators’ business and financial condition, if any, are not yet clear.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. The Budget Control Act of 2011, among other things, created measures for spending reductions by the U.S. Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year. These reductions will remain in effect through 2027 unless additional Congressional action is taken.

Further, legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance, or interpretations will be changed, or what the impact of such changes on the marketing approvals, if any, of our development candidates, may be. In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing conditions and other requirements.

The delivery of healthcare in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of our investigational medicines, restrict or regulate post-approval activities, and affect our ability to commercialize any products for which we obtain marketing approval.

We expect that additional foreign, state, and federal healthcare reform measures or proposals will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our investigational medicines or additional pricing pressures. In the event that the pricing structures for healthcare products, such as the investigational medicines we are developing, change materially and limit payments for such investigational medicines, our business will be adversely impacted as our products may no longer be commercially viable based on their expected net present value, we may have invested significant resources in products that cannot be commercially developed, or we may determine that assets that have reached an early phase of development cannot or will not be taken into further development, notwithstanding their clinical viability. In addition, development assets or clinical programs that are part of our strategic alliances may no longer be deemed commercially viable to pursue based on our strategic collaborators’ assessments of the impact of any proposed, announced, or legislated pricing reforms.

We cannot predict what healthcare reform initiatives may be adopted in the future. Further federal, state, and foreign legislative and regulatory developments are likely, and we expect ongoing initiatives to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from investigational medicines that we may successfully develop and for which we may obtain regulatory approval, and may affect our overall financial condition and ability to develop investigational medicines.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our investigational medicines and begin commercializing those products in the United States, our operations will be directly, or indirectly through our prescribers, customers, and purchasers, subject to various federal and state fraud and abuse laws and regulations, including, without limitation, the federal Health Care Program Anti-Kickback Statute, the federal civil and criminal False Claims Act, and Physician Payments Sunshine Act and regulations. These laws will impact, among other things, our proposed sales, marketing, and educational programs. In addition, we may be subject to patient privacy laws enacted by both the federal government and the states in which we conduct our business. The laws that will affect our operations include, but are not limited to the following:

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The federal Health Care Program Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering, or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in return for the purchase, recommendation, leasing, or furnishing of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand, and prescribers, purchasers, and formulary managers on the other. Although there are several statutory exceptions and regulatory safe harbors protecting certain common activities from prosecution, they are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. The ACA amends the intent requirement of the federal Anti-Kickback Statute to provide that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it.

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The federal civil and criminal false claims laws and civil monetary penalty laws, including the federal False Claims Act, prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other government payors that are false or fraudulent. In addition, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil money penalties statute. Manufacturers can be held liable under the False Claims Act even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. Companies that submit claims directly to payors may also be liable under the False Claims Act for the direct submission of such claims. The False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the False Claims Act and to share in any monetary recovery. The ACA provides, and recent government cases against pharmaceutical and medical device manufacturers support, the view that federal Anti-Kickback Statute violations and certain marketing practices, including off-label promotion, may implicate the False Claims Act.

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The anti-inducement law prohibits, among other things, the offering or giving of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of items or services reimbursable by a federal or state governmental program.

•	The federal Health Insurance Portability and Accountability Act of 1996, (“HIPAA”), and its implementing regulations, which create new federal criminal statutes that prohibit a person from knowingly and willfully executing a scheme or making false or fraudulent statements to defraud any healthcare benefit program, regardless of the payor (e.g., public or private).

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and their implementing regulations, imposes certain requirements relating to the privacy, security, and transmission of individually identifiable health information without appropriate authorization by entities subject to the rule, such as health plans, health care clearinghouses, and health care providers.

•	The U.S. Federal Food, Drug and Cosmetic Act, which prohibits, among other things, the adulteration or misbranding of drugs, biologics, and medical devices.

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Federal transparency laws, including the federal Physician Payment Sunshine Act, which require disclosure of payments and other transfers of value provided to physicians (currently defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners.

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State law equivalents of each of the above federal laws, state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws governing the privacy and security of health information in certain circumstances are also applicable to us and many of them differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts in certain circumstances.

The provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is prohibited in the EU. The provision of benefits or advantages to physicians is also governed by the national anti-bribery laws of EU Member States, such as the UK Bribery Act 2010. Infringement of these laws could result in substantial fines and imprisonment.

Payments made to physicians in certain EU Member States must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization, or the regulatory authorities of the individual EU Member States. These requirements are provided in the national laws, industry codes, or professional codes of conduct, applicable in the EU Member States. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines, or imprisonment.

The collection and use of personal health data in the EU had previously been governed by the provisions of the Data Protection Directive, which has been replaced by the GDPR which became effective on May 25, 2018. While the Data Protection Directive did not apply to organizations based outside the EU, the GDPR has expanded its reach to include any business, regardless of its location, that provides goods or services to residents in the EU. This expansion would incorporate our clinical trial activities in EU member states. The GDPR imposes strict requirements on controllers and processors of personal data, including special protections for “sensitive information” which includes health and genetic information of data subjects residing in the EU. GDPR grants individuals the opportunity to object to the processing of their personal information, allows them to request deletion of personal information in certain circumstances, and provides the individual with an express right to seek legal remedies in the event the individual believes his or her rights have been violated. Further, the GDPR imposes strict rules on the transfer of personal data out of the EU to the United States or other regions that have not been deemed to offer “adequate” privacy protections. Failure to comply with the requirements of the GDPR and the related national data protection laws of the EU Member States, which may deviate slightly from the GDPR, may result in significant fines. As a result of the implementation of the GDPR, we may be required to put in place additional mechanisms ensuring compliance with the new data protection rules.

There is significant uncertainty related to the manner in which data protection authorities will seek to enforce compliance with GDPR. For example, it is not clear if the authorities will conduct random audits of companies doing business in the EU, or if the authorities will wait for complaints to be filed by individuals who claim their rights have been violated. Enforcement uncertainty and the costs associated with ensuring GDPR compliance may be onerous and adversely affect our business, financial condition, results of operations, and prospects.

Changes in tax law could adversely affect our business and financial condition.

The rules dealing with U.S. federal, state, and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many such changes have been made and changes are likely to continue to occur in the future. Future changes in tax laws could have a material adverse effect on our business, cash flow, financial condition or results of operations. We urge investors to consult with their legal and tax advisers regarding the implications of potential changes in tax laws on an investment in our common stock

Risks related to ownership of our common stock and this offering

The price of our common stock has been volatile and fluctuates substantially, which could result in substantial losses for stockholders.

Our stock price has been and in the future may be subject to substantial volatility. For example, our stock traded within a range of a high price of $29.79 and a low price of $11.54 per share for the period of December 7, 2018, our first day of trading on the Nasdaq Global Select Market, through February 11, 2020. As a result of this volatility, our stockholders could incur substantial losses.

The stock market in general, and the market for biopharmaceutical companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above your initial purchase price. The market price for our common stock may be influenced by many factors, including:

•	results of clinical trials of our investigational medicines or those of our competitors;

•	the success of competitive products or technologies;

•	commencement or termination of strategic alliances;

•	regulatory or legal developments in the United States and other countries;

•	developments or disputes concerning patent applications, issued patents, or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our investigational medicines or clinical development programs;

•	the results of our efforts to discover, develop, acquire, or in-license additional investigational medicines;

•	actual or anticipated changes in estimates as to financial results, development timelines, or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	general economic, industry, and market conditions;

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the numerous programs in our pipeline, the development of which could each generate news or significant adverse events that could impact financial results or recommendations by securities analysts; and

•	public announcements by us or our strategic collaborators regarding the progress of our development candidates or investigational medicines or similar public announcements by our competitors.

In addition, public statements by us, government agencies, the media or others relating to the coronavirus outbreak (including regarding efforts to develop a coronavirus vaccine) have in the past resulted, and may in the future result, in significant fluctuations in our stock price. Given the global focus on the coronavirus outbreak, any information in the public arena on this topic, whether or not accurate, could have an outsized impact (either positive or negative) on our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources, which could seriously harm our business, financial condition, results of operations, and prospects.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

You will suffer immediate and substantial dilution in the net tangible book value of our common stock if you purchase in this offering. Based on the offering price of $19.00 per share, after giving effect to this offering, purchasers of common stock in this offering will experience immediate dilution of $14.18 per share in net tangible book value of our common shares. In the past, we issued options and other securities to acquire common stock at prices significantly below the public offering price. To the extent these outstanding securities are ultimately exercised, investors purchasing common stock in this offering will sustain further dilution. See the section titled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed description of the dilution to new investors in the offering.

We have broad discretion in the use of our cash, cash equivalents, and investments, including the net proceeds from this offering, and may not use them effectively.

Our management will have broad discretion in the application of our cash, cash equivalents, and investments, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse impact on our business, cause the price of our common stock to decline, and delay the development of our investigational medicines. Pending their use, we may invest our cash, cash equivalents, and investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus supplement.

We have incurred and will continue to incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to new compliance initiatives. We are subject to financial reporting and other requirements for which our accounting and other management systems and resources may not be adequately prepared.

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, the federal securities laws, including the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and Nasdaq have imposed various requirements on public companies, including requirements to file annual, quarterly, and event driven reports with respect to our business and financial condition, and to establish and maintain effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly. For example, these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance. We may not be able to produce reliable financial statements or file these financial statements as part of a periodic report in a timely manner with the SEC or comply with the Nasdaq listing requirements. In addition, we could make errors in our financial statements that could require us to restate our financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), we are required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, our auditors have not been required to formally attest to the effectiveness of our internal control over financial reporting. As of the end of our fiscal year ended December 31, 2019, we qualified as a “large accelerated filer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as a result, ceased to qualify as an emerging growth company. Accordingly, commencing with our Annual Report on Form 10-K for the year ended December 31, 2019, we are required to have our auditors formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. Our compliance with Section 404 necessitates that we incur substantial accounting expense and expend significant management efforts. We will continue to dedicate internal resources, potentially engage outside consultants, and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

We are in the early stages of developing our policies and practices regarding pre-approval access and any policy we develop and implement may result in a negative perception of our Company and have a material adverse impact on our business.

As we advance our pipeline, patients and their physicians have sought access to our investigational medicines outside of sponsored clinical trials and prior to regulatory approval. While we will continue to review and respond to these early access requests, at this stage in our development of a new class of medicines, we are not providing access to our investigational medicines outside of the clinical trial setting. As our development programs progress further, we will continue our dialogue with patients and their families, advocacy leaders, physicians, and others on this and other topics. We will post our pre-approval access policies in accordance with regulatory guidelines.

As a general matter, we do not currently plan on providing forward-looking guidance regarding the expected timing of milestones in our business. We plan to report on the status of our programs, including the achievement of milestones and related data, on a retrospective basis, or as otherwise required by U.S. federal securities laws applicable to us, which may lead to speculation about our prospects that could have a material adverse effect on our business. If we do provide forward-looking guidance on the expected timing of milestones, we may not meet those timelines which may have a material averse effect on our business.

We believe the early stage nature of most of our portfolio is not suitable to providing forward-looking guidance on the expected timing of individual program milestones, particularly data readout timing. While as a general matter we intend to periodically report on the status of our development programs, including articulating anticipated next steps in the form of development plans or potential data readouts, for the majority of our programs, we do not currently plan to provide forward-looking guidance on the timing of those next steps. We have provided forward looking guidance as to the expected timing of certain milestones and clinical steps in our CMV program, our most advanced clinical program. If we are unable to meet the timelines established in this guidance our business may be materially and adversely impacted, particularly due to delays in the CMV program. In addition, we do not control the timing of disclosure of any such milestones related to any of our programs that are managed by our strategic collaborators. Any disclosure by our strategic collaborators of data that is perceived as negative, whether or not such data is related to other data that we or others release, may have a material adverse impact on our stock price or overall valuation. Not providing forward-looking guidance on the expected timing of program milestones may lead to speculation by investors, shareholders, analysts, and other market participants and in the media as to the progress of our individual development candidates, investigational medicines, or our programs as a whole, which may have a material adverse impact on our stock price or valuation. In the event that we do choose to provide forward looking guidance on the expected timing of milestones in our business, we may be required to later update any movement in the timing of such milestones, including delays, which may have the effect of investors speculating in our stock or otherwise have a material adverse impact on our business. The ability to predict with accuracy the timing of clinical readouts or progress in clinical trials is difficult and subject to change based on many factors, most of which are out of our control, including other risks and uncertainties included in this prospectus supplement.

Sales of a substantial number of shares of our common stock by our existing stockholders in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

In connection with this offering, we, all of our directors and officers, and certain of our stockholders have entered into lock-up agreements with the underwriters under which they agreed, subject to specific exceptions, not to sell any shares of our common stock for at least 90 days following the date of this offering.

The holders of up to 61.6 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by affiliates, as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

Additionally, the number of shares of our common stock reserved for issuance under our 2018 Stock Option and Incentive Plan automatically increased on January 1, 2020 and will automatically increase each January 1 thereafter by 4% of the number of shares of common stock outstanding on the immediately preceding December 31 or such lesser number of shares determined by our compensation committee. Unless our board of directors elects not to increase the number of shares available for future grant each year, our stockholders may experience additional dilution.

In addition, certain of our employees, executive officers, and directors have entered or may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our technologies or development candidates or investigational medicines.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic alliances, and licensing arrangements. To the extent that we raise additional capital through the sale of equity or debt securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license IP rights, and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through collaborations and alliances and licensing arrangements with third parties or through asset sales, we may have to relinquish valuable rights to our technologies or development candidates or investigational medicines, or grant licenses on terms unfavorable to us.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock relies, in part, on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our executive officers, directors, five percent stockholders, and their affiliates beneficially own approximately 44.5% of our outstanding common stock and, upon closing of this offering, that same group will beneficially own approximately 41.3% of our outstanding common stock. Therefore, these stockholders will have the ability to influence us through their ownership positions. For example, these stockholders, acting together, may be able to exert significant influence over matters such as elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

Provisions in our amended and restated certificate of incorporation and by-laws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders or remove our current management.

Our amended and restated certificate of incorporation, by-laws, and Delaware law contain provisions that may have the effect of delaying or preventing a change in control of us or changes in our management. Our amended and restated certificate of incorporation and amended and restated by-laws include provisions that:

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authorize “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend, and other rights superior to our common stock;

•	create a classified board of directors whose members serve staggered three-year terms;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairperson of our board of directors, our chief executive officer, or our president;

•	prohibit stockholder action by written consent;

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establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that our directors may be removed only for cause;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	specify that no stockholder is permitted to cumulate votes at any election of directors;

•	expressly authorize our board of directors to modify, alter, or repeal our amended and restated by-laws; and

•	require supermajority votes of the holders of our common stock to amend specified provisions of our amended and restated certificate of incorporation and amended and restated by-laws.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Any provision of our amended and restated certificate of incorporation or amended and restated by-laws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

An active trading market for our common stock may not be sustained.

Our shares of common stock began trading on the Nasdaq Global Select Market on December 7, 2018. Given the limited trading history of our common stock, there is a risk that an active trading market for our shares will not be sustained, which could put downward pressure on the market price of our common stock and thereby affect the ability of our stockholders to sell their shares.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We do not currently intend to declare or pay cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our amended and restated by-laws designate the Court of Chancery of the State of Delaware or the United States District Court for the District of Massachusetts as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our amended and restated by-laws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for state law claims for

(1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of or based on a breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders, (3) any action asserting a claim against us or any of our current or former directors, officers, employees, or stockholders arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated by-laws, or (4) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act, or the Exchange Act. Our amended and restated by-laws further provide that the United States District Court for the District of Massachusetts is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). We have chosen the United States District Court for the District of Massachusetts as the exclusive forum for such causes of action because our principal executive offices are located in Cambridge, MA. In addition, our amended and restated by-laws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

On December 19, 2018, in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL (Del. Ch.), the Court of Chancery of the State of Delaware issued a decision declaring that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are ineffective and invalid under Delaware law. On August 5, 2019, the decision was appealed to the Delaware Supreme Court and the appeal remains pending. Unless and until the Court of Chancery’s decision in Sciabacucchi is reversed by the Delaware Supreme Court or otherwise abrogated, we do not intend to enforce our Federal Forum Provision designating the District of Massachusetts as the exclusive forum for Securities Act claims. In the event that the Delaware Supreme Court affirms the Court of Chancery’s Sciabacucchi decision or otherwise determines that federal forum provisions are invalid, our board of directors intends to promptly amend our amended and restated by-laws to remove our Federal Forum Provision.

As a result of the Court of Chancery’s decision or a decision by the Delaware Supreme Court affirming the Court of Chancery’s decision, or if the Federal Forum Provision is otherwise found inapplicable to, or unenforceable in respect of, one or more of the specified actions or proceedings, we may incur additional costs, which could have an adverse effect on our business, financial condition, or results of operations. We recognize that the Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Massachusetts, as applicable. Additionally, the forum selection clauses in our amended and restated by-laws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees, which may discourage the filing of lawsuits against us and our directors, officers, and employees, even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware and the United States District Court for the District of Massachusetts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $478.1 million from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, or approximately $549.9 million if the underwriters exercise in full their option to purchase up to an additional 3,947,368 shares of common stock.

We intend to use the net proceeds from this offering (i) to fund clinical development and drug discovery in existing and new therapeutic areas; (ii) to fund further development of our mRNA technology platform and the creation of new modalities; and (iii) the remainder to fund working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above and we expect that we will require additional funds in order to fully accomplish the specified uses of the proceeds of this offering. We may also use a portion of the net proceeds to in-license, acquire, or invest in complementary businesses or technologies to continue to build our pipeline, research and development capabilities and our intellectual property position, although we currently have no agreements or commitments with respect to any such transaction.

Due to the many inherent uncertainties in the development of our mRNA medicines, the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development, the timing of patient enrollment and evolving regulatory requirements, the timing and success of preclinical studies, our ongoing clinical studies or clinical studies we may commence in the future, the timing of regulatory submissions, any strategic alliances that we may enter into with third parties for our investigational medicines or strategic opportunities that become available to us, and any unforeseen cash needs.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return. Our management will retain broad discretion in the application of the net proceeds we receive from this public offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our historical net tangible book value as of September 30, 2019 was approximately $1.3 billion, or $3.76 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 332,516,341 shares of our common stock outstanding as of September 30, 2019, of which 21,564 shares are subject to service-based vesting conditions and a right to repurchase by us pursuant to a restriction agreement between us and the holders of such shares.

After giving effect to the sale of 26,315,790 shares of common stock in this offering at the public offering price of $19.00 per share, and after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $1.7 billion, or approximately $4.82 per common share. This represents an immediate increase in as adjusted net tangible book value of $1.06 per share to our existing shareholders and an immediate dilution of $14.18 per share to investors participating in this offering.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution (assuming the underwriters do not exercise in full their option to purchase additional shares):

Public offering price per share		$19.00
Historical net tangible book value per share as of September 30, 2019	$3.76
Increase in net tangible book value per share attributable to new investors	$1.06

As adjusted net tangible book value per share after this offering		$4.82

Dilution per share to new investors		$14.18

The foregoing table and discussion is based on 332,516,341 shares of our common stock outstanding as of September 30, 2019, of which 21,564 shares are subject to service-based vesting conditions and a right to repurchase by us pursuant to a restriction agreement between us and the holders of such shares, and excludes:

•	24,449,929 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2019, at a weighted average exercise price of $9.64 per share;

•

1,659,187 shares of common stock issuable upon the vesting and settlement of restricted stock units that were outstanding as of September 30, 2019, of which 444,373 restricted stock units were vested as of September 30, 2019 but did not settle in common stock until December 6, 2019;

•

18,077,748 shares of our common stock reserved for future issuance under the 2018 Stock Plan as of September 30, 2019, plus any future increases in the number of shares of common stock reserved for issuance under the 2018 Stock Plan pursuant to the evergreen provision of the 2018 Stock Plan; and

•

810,000 shares of our common stock reserved for future issuance under the ESPP, as of September 30, 2019, plus any future increases in the number of shares of common stock reserved for issuance under the ESPP pursuant to the evergreen provision of the ESPP.

If the underwriters exercise in full their option to purchase up to an additional 3,947,368 shares of common stock at the public offering price of $19.00 per share, the as adjusted net tangible book value after this offering would be $4.97 per share, representing an increase in the as adjusted net tangible book value of $1.21 per share to existing shareholders and immediate dilution in net tangible book value of $14.03 per share to investors purchasing our common stock in this offering.

To the extent that any options are exercised or restricted stock units vest, new options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	9,736,843
Morgan Stanley & Co. LLC	9,736,843
Piper Sandler & Co.	2,631,580
Barclays Capital Inc.	1,578,947
Needham & Company, LLC	592,105
Oddo BHF SCA	592,105
Oppenheimer & Co. Inc.	592,105
Chardan Capital Markets, LLC	427,631
Roth Capital Partners, LLC	427,631

Total	26,315,790

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their receipt and acceptance of the shares from us and subject to prior sale. The offering of the shares by the underwriters is also subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement, if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.4845 per share under the public offering price. After the initial offering of the shares of common stock, the offering price, and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 3,947,368 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase severally the same proportion of additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 3,947,368 additional shares of common stock.

	Total
	Per Share	No Exercise	Full Exercise
Public offering price	$19.00	$500,000,010	$575,000,002
Underwriting discounts and commissions:	$0.8075	$21,250,000	$24,437,500
Proceeds, before expenses, to us	$18.1925	$478,750,010	$550,562,502

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $700,000. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority (“FINRA”) up to $30,000.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of common stock offered by them.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “MRNA.”

We, all of our directors and officers, and certain holders of our capital stock and securities convertible into or exchangeable for our capital stock have entered into lock-up agreements with the underwriters or other agreements with us under which they agreed, subject to specific exceptions, that without the prior written consent of the representatives on behalf of the underwriters, we and they will not, during the period ending at least 90 days (the “restricted period”), after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph do not apply to certain transfers, dispositions or transactions, including:

a)	transfers of shares of common stock or other securities as a bona fide gift, or to a charitable organization or educational institution in a transaction not involving a disposition for value;

b)

transfers or dispositions of shares of common stock or other securities to any member of the immediate family of the director or officer or any trust for the direct or indirect benefit of such director or officer or his or her immediate family in a transaction not involving a disposition for value;

c)

transfers or dispositions of shares of common stock or other securities to any corporation, partnership, limited liability company, or other entity, all of the beneficial ownership interests of which are held by the holder or his or her immediate family in a transaction not involving a disposition for value;

d)

transfers or dispositions of shares of common stock or other securities (x) by will, other testamentary document, or intestate succession to the legal representative, heir, beneficiary, or a member of the immediate family of the holder upon the death of the holder, or (y) by operation of law pursuant to orders of a court, a domestic order, or negotiated divorce settlement;

e)

if the holder is an entity, (x) transfers or dispositions of shares of common stock or other securities to another corporation, member, partnership, limited liability company, trust, or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the holder, or to an investment fund or other entity that controls or manages, or is under common control with, the holder, or (y) distributions of shares of common stock or other securities to partners, members, stockholders, beneficiaries, or other equity holders of the holder;

provided that in the case of any transfer, disposition or distribution pursuant to any of (a)-(e) above, (i) each transferee, donee or distributee shall sign and deliver a lock-up letter to the representatives and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period (other than, in the case of a transfer or other disposition pursuant to (d) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the holder is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

f)

transactions relating to shares of common stock or other securities acquired in this offering acquired in open market transactions after the pricing of the offering of the shares of common stock in this offering; provided that no filing under Section 16 of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

g)

transfers or dispositions of shares of common stock or other securities in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, shares of common stock (including, in each case, by way of “net” or “cashless” exercise and/or to cover withholding tax obligations in connection with such exercise and any transfer to the Company for the payment of taxes as a result of such vesting or exercise, whether by means of a “net settlement” or otherwise), provided that (i) any such shares of common stock received by the holder shall be subject to the terms of such lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock shall be required or shall be voluntarily made during the restricted period (other than a filing on a Form 4 that reports such disposition under the transaction code “F”);

h)

transfers or dispositions of shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock to the Company pursuant to any contractual arrangement in effect on the date of such lock-up agreement that provides for the repurchase of the holder’s shares of common stock or other securities by the Company or in connection with the termination of such holder’s employment with or service to the Company; provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period in connection with any such transfers or dispositions (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the holder is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

i)

transfers or dispositions of shares of common stock or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above;

j)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (“10b5-1 Plan”); provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the holder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of common stock may be made under such plan during the restricted period;

k)

transfers of shares of common stock by the holder pursuant to a 10b5-1 Plan established prior to the date hereof, which 10b5-1 plan shall not be amended during the restricted period but may be terminated during the restricted period; provided, that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the holder or the Company regarding sales made under the holder’s 10b5-1 Plan, such announcement or filing shall include a statement to the effect that such sales of common stock are being made pursuant to the holder’s 10b5-1 Plan established prior to the date hereof; or

l)

transfers or dispositions of shares of common stock or such securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the holder may agree to transfer, sell, tender or otherwise dispose of shares or other securities in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such change of control transaction is not consummated, the requirements described in this clause (k) shall not be applicable and the holder’s shares and other securities shall remain subject to the restrictions contained in such lock-up agreement.

The representatives, in their joint discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under their option to purchase additional shares. The underwriters may also sell shares in excess of their option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such assets, securities and instruments.

Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Oddo BHF SCA is not registered as a broker-dealer under the Exchange Act and will not engage in any offers or sales of our shares within the United States or to U.S. persons except to the extent permitted by Rule 15a-6 under the Exchange Act (and applicable SEC interpretive guidance issued in connection therewith) and other applicable securities laws.

Selling restrictions

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no subordinate voting shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the subordinate voting shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of subordinate voting shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of subordinate voting shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any subordinate voting shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinate voting shares to be offered so as to enable an investor to decide to purchase or subscribe for any subordinate voting shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In the UK, this prospectus supplement is only addressed to and directed to qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant person”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Canada

Our shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of NIS 50 million, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as institutional investors).

Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this prospectus in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing

Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”), who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our shares.

Accordingly, our shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our shares. Our shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL).

Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our shares. Our shares may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

China

This prospectus supplement does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus supplement are required by the issuer and its representatives to observe these restrictions.

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is neither a U.S. person nor an entity nor arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. Court and the control of one or more “United States person” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. Federal income tax purposes.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, any election to apply Section 1400Z-2 of the Code to gains recognized with respect to shares of our common stock or any U.S. federal tax other than the income tax (including, for example, the estate tax). This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

•	persons that have a functional currency other than the U.S. dollar;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	investors in pass-through entities (or entities that are treated as disregarded entities for U.S. federal income tax purposes); and

•	certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on our common stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on sale or other taxable disposition of our common stock.” Any such distributions will also be subject to the discussion below under the section titled “Withholding and information reporting requirements—FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on sale or other taxable disposition of our common stock

Subject to the discussion below under “Withholding and information reporting requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale of other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market, within the meaning of the relevant provisions of the code, and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code), except that the branch profits tax generally will not apply. If we are a U.S. real property holding corporation and our common stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup withholding and information reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and information reporting requirements—FATCA

The Foreign Account Tax Compliance Act (“FATCA”), generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock, although under recently proposed U.S. Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters related to this offering will be passed upon for the underwriters by Ropes  & Gray LLP, Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus supplement, the prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell our Common Stock, Preferred Stock, Debt Securities, Warrants or Units, in each case in one or more issuances and at prices and on terms that we will determine at the time of the offering.

This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities offered and other details regarding the offering thereof.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MRNA.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus and under any similar heading in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page 4 of this prospectus. You should read the entire prospectus carefully before you make your investment decision.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 10, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus we authorize to be delivered to you is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, we may refer to our trademarks included or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus without the TM or ® symbols, but any such references are not intended to indicate that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks or other intellectual property. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

When used in this prospectus, the terms “Moderna,” “we,” “our” and “us” refer to Moderna, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.

Under this process, we may sell the securities described in this prospectus in one or more offerings. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to the registration statement we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We also make these documents available on our website at modernatx.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and the applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and the applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13 2019, as amended on April 25, 2019;

•

Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, filed with the SEC on May 9, 2019, June  30, 2019, filed with the SEC on August 8, 2019, and September  30, 2019, filed with the SEC on November 6, 2019;

•

Current Reports on Form 8-K, filed with the SEC on January  18, 2019, January  22, 2019, May  8, 2019, June 27, 2019, December  11, 2019 and February 3, 2020 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 15, 2019; and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, dated December 4, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement.

Prospective investors may obtain documents incorporated by reference in this prospectus and the applicable prospectus supplement at no cost by requesting them in writing or by telephone from us at our executive offices at:

Moderna, Inc.

200 Technology Square

Cambridge, MA 02139

(617) 714-6500

Attention: Corporate Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, and the information incorporated by reference into this prospectus and any accompanying prospectus supplement, contain express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, those described under “Risk Factors” and include, among other things:

•

the initiation, timing, progress, results, safety and efficacy, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

•	our anticipated next steps for our development candidates and investigational medicines;

•

our ability to identify research priorities and apply a risk-mitigated strategy to efficiently discover and develop development candidates and investigational medicines, including by applying learnings from one program to our other programs and from one modality to our other modalities;

•

our ability and the potential to successfully manufacture our drug substances, delivery vehicles, development candidates, and investigational medicines for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

•	the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and investigational medicines;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of our investigational medicines;

•	our ability to obtain and maintain regulatory approval of our investigational medicines;

•	our ability to commercialize our products, if approved;

•	the pricing and reimbursement of our investigational medicines, if approved;

•	the implementation of our business model, and strategic plans for our business, investigational medicines, and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our investigational medicines and technology;

•	estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;

•

the potential benefits of strategic collaboration agreements, our ability to enter into strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	future agreements with third parties in connection with the commercialization of our investigational medicines, if approved;

•	the size and growth potential of the markets for our investigational medicines, and our ability to serve those markets;

•	our financial performance;

•	the rate and degree of market acceptance of our investigational medicines;

•	regulatory developments in the United States and foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to produce our products or investigational medicines with advantages in turnaround times or manufacturing cost;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	the impact of laws and regulations; and

•	developments relating to our competitors and our industry.

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those expressed or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We have not independently verified the information contained in such sources.

ABOUT THE COMPANY

The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Overview

We are creating a new class of transformative medicines based on messenger RNA, or mRNA, to improve the lives of patients. From the beginning, we designed our strategy and operations to realize the full potential value and impact of mRNA over a long time horizon across a broad array of human diseases. We built and continue to invest in a platform to advance the technological frontier of mRNA medicines. We made and continue to make forward investments in scalable infrastructure and capabilities to pursue a pipeline of potential medicines that reflect the breadth of the mRNA opportunity. Since we nominated our first program in late 2014, we and our strategic collaborators have advanced in parallel a diverse development pipeline which currently consists of 24 development candidates across our 23 programs, of which 17 have entered clinical studies and another one has an open investigational new drug application, or IND. Our therapeutic and vaccine development programs span infectious diseases, immuno-oncology, rare diseases, autoimmune diseases and cardiovascular diseases. We have assembled an exceptional team of approximately 830 employees and have ongoing strategic alliances with leading biopharmaceutical companies, including AstraZeneca, Merck & Co., and Vertex Pharmaceuticals, as well as government-sponsored and private organizations focused on global health initiatives, including the Biomedical Advanced Research and Development Authority, or BARDA, Defense Advanced Research Projects Agency, or DARPA, and Bill & Melinda Gates Foundation. As of September 30, 2019, we have raised over $3.2 billion in total funding from our strategic collaborators and investors, and had cash, cash equivalents, and investments of approximately $1.3 billion. As we seek to unlock the inherent advantages of mRNA, we aim to address as many diseases and impact as many patients as our technology, talent and capital permit.

We were incorporated under the laws of the State of Delaware on July 22, 2016. We are the successor in interest to Moderna LLC, a limited liability company formed under the laws of the State of Delaware in 2013. Moderna LLC was the successor in interest to Moderna Therapeutics, Inc., a Delaware corporation incorporated in 2009 as Newco LS18, Inc. by Flagship Pioneering. In August 2018, we changed our name from Moderna Therapeutics, Inc. to Moderna, Inc. Our principal corporate office is located at 200 Technology Square, Cambridge, MA 02139, and our telephone number is (617) 714-6500. Our website address is www.modernatx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, potential strategic acquisitions or licensing of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities of our mRNA technology platform and repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	voting or other rights;

•	rates and times of payment of interest, dividends or other payments;

•	liquidation preference;

•	original issue discount;

•	maturity;

•	ranking;

•	restrictive covenants;

•

redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and

•	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized capital stock

Our authorized capital stock consists of 1,600,000,000 shares of common stock, par value $0.0001 per share, and 162,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated.

As of December 31, 2019, 336,536,985 shares of our common stock were outstanding and held by 160 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 162,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our Company or other corporate action. We have no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

Registration rights

The holders of up to 61.6 million shares of our common stock are entitled to rights with respect to the registration of such securities under the Securities Act pursuant to the terms of our second amended and restated investors’

rights agreement, or the Investor Rights Agreement. The Investor Rights Agreement includes demand registration rights, short-form registration rights, and piggyback registration rights. All fees, costs and expenses of underwritten registrations under the Investor Rights Agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand registration rights

The holders of up to 61.6 million shares of our common stock are entitled to demand registration rights. Under the terms of the Investor Rights Agreement, we are required, upon the written request of either (i) a majority of holders of these securities or (ii) AstraZeneca PLC and its affiliates that, in either case, would result in an aggregate offering price of at least $5.0 million, to file a registration statement and to use commercially reasonable efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations upon the request of a majority of holders and one registration upon the request of AstraZeneca or its affiliates pursuant to this provision of the Investor Rights Agreement.

Short-form registration rights

The holders of up to 61.6 million shares of our common stock are also entitled to short-form registration rights. Pursuant to the Investor Rights Agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of 20% in interest of these holders to sell registrable securities at an aggregate price of at least $2.5 million, we will be required to use commercially reasonable efforts to effect a registration of such shares. We are required to effect only two registrations in any twelve month period pursuant to this provision of the Investor Rights Agreement.

Piggyback registration rights

The holders of up to 61.6 million shares of our common stock are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the Investor Rights Agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

The Investor Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of registration rights

The demand registration rights and short-form registration rights granted under the Investor Rights Agreement will terminate on the fifth anniversary of the completion of our initial public offering.

Anti-takeover effects of our certificate of incorporation and bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 66 2/3% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No written consent of stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to certificate of incorporation and bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, and limitation of liability must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of the provisions relating to notice of stockholder business and nominations and special meetings must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock

Our certificate of incorporation provides for 162,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Nasdaq Global Select Market listing

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “MRNA.”

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries;

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or exchange rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, merger or sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of default under the indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of indenture; waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, exchange and transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information concerning the trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and paying agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of debt securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit agreements will not be qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and similar transactions permitted; no restrictive covenants or events of default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing law

The unit agreements and the units will be governed by the laws of the State of New York.

Form, exchange and transfer

We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct sales and sales through agents

We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-market offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed delivery contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

26,315,790 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC	Morgan Stanley

Piper Sandler	Barclays

Needham & Company	Oddo BHF	Oppenheimer & Co.	Chardan	Roth Capital Partners

February 11, 2020